LOAN AND SECURITY AGREEMENT



                                  BETWEEN



                    DELSOFT CONSULTING, INC. ("DEBTOR")



    ADDRESS:  555 SUN VALLEY DRIVE, SUITE J-2, ROSWELL, GEORGIA 30076

       (Chief executive office if more than one place of business)



                                    AND



                  Emergent Financial Corp. ("Secured Party")

                    6100 Lake Forrest Parkway, Suite 240

                              Atlanta, GA  30328



                          DATED:  FEBRUARY 18, 1997
















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                               TABLE OF CONTENTS

1.   DEFINITIONS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .2
     1.1   CERTAIN SPECIFIC TERMS.  . . . . . . . . . . . . . . . . . . . . .2
     1.2   SINGULAR AND PLURALS.  . . . . . . . . . . . . . . . . . . . . . .7
     1.3   U.C.C. DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . .8
     1.4   SECTION REFERENCES.  . . . . . . . . . . . . . . . . . . . . . . .8

2.   ADVANCES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .8
     2.1   REQUESTS FOR AN ADVANCE. . . . . . . . . . . . . . . . . . . . . .8
     2.2   PROCEEDS OF AN ADVANCE . . . . . . . . . . . . . . . . . . . . . .8
     2.3   ESTABLISHMENT OF RESERVES. . . . . . . . . . . . . . . . . . . . .8

3.   COLLATERAL AND INDEBTEDNESS  . . . . . . . . . . . . . . . . . . . . . .9
     3.1   SECURITY INTEREST  . . . . . . . . . . . . . . . . . . . . . . . .9
     3.2   OTHER COLLATERAL . . . . . . . . . . . . . . . . . . . . . . . . .9
     3.3   INDEBTEDNESS SECURED . . . . . . . . . . . . . . . . . . . . . . .9

4.   CONDITIONS TO ADVANCES.  . . . . . . . . . . . . . . . . . . . . . . . 10
     4.1   CORPORATE ACTION . . . . . . . . . . . . . . . . . . . . . . . . 10
     4.2   CORPORATE DOCUMENTS  . . . . . . . . . . . . . . . . . . . . . . 10
     4.3   OPINIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10
     4.4   TRANSACTION DOCUMENTS  . . . . . . . . . . . . . . . . . . . . . 11
     4.5   THIRD PARTY ACTION . . . . . . . . . . . . . . . . . . . . . . . 11
     4.6   ASSIGNMENT OF REPRESENTATIONS, WARRANTIES AND INDEMNITIES  . . . 11
     4.7   OTHER MATTERS  . . . . . . . . . . . . . . . . . . . . . . . . . 11

5.   REPRESENTATIONS AND WARRANTIES.  . . . . . . . . . . . . . . . . . . . 11
     5.1   CORPORATE EXISTENCE  . . . . . . . . . . . . . . . . . . . . . . 11
     5.2   CORPORATE CAPACITY . . . . . . . . . . . . . . . . . . . . . . . 12
     5.3   VALIDITY OF RECEIVABLES  . . . . . . . . . . . . . . . . . . . . 12
     5.4   INVENTORY  . . . . . . . . . . . . . . . . . . . . . . . . . . . 12
     5.5   TITLE TO COLLATERAL  . . . . . . . . . . . . . . . . . . . . . . 13
     5.6   NOTES RECEIVABLE . . . . . . . . . . . . . . . . . . . . . . . . 13
     5.7   EQUIPMENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . 13
     5.8   PLACE OF BUSINESS. . . . . . . . . . . . . . . . . . . . . . . . 13
     5.9   FINANCIAL CONDITION. . . . . . . . . . . . . . . . . . . . . . . 13
     5.11  TAXES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 14
     5.11  LITIGATION . . . . . . . . . . . . . . . . . . . . . . . . . . . 14
     5.12  ERISA MATTERS. . . . . . . . . . . . . . . . . . . . . . . . . . 14
     5.13  ENVIRONMENTAL MATTERS. . . . . . . . . . . . . . . . . . . . . . 15
     5.14  VALIDITY OF TRANSACTION DOCUMENTS. . . . . . . . . . . . . . . . 15
     5.15  NO CONSENT OR FILING . . . . . . . . . . . . . . . . . . . . . . 15
     5.16  NO VIOLATIONS. . . . . . . . . . . . . . . . . . . . . . . . . . 15
     5.17  TRADEMARKS AND PATENTS . . . . . . . . . . . . . . . . . . . . . 16
     5.18  CONTINGENT LIABILITIES . . . . . . . . . . . . . . . . . . . . . 16
     5.19  SOLVENCY . . . . . . . . . . . . . . . . . . . . . . . . . . . . 16
     5.20  COMPLIANCE WITH LAWS . . . . . . . . . . . . . . . . . . . . . . 16
     5.21  LICENSES, PERMITS, ETC.. . . . . . . . . . . . . . . . . . . . . 16
     5.22  MARGIN STOCK . . . . . . . . . . . . . . . . . . . . . . . . . . 16
     5.23  COMMISSIONS. . . . . . . . . . . . . . . . . . . . . . . . . . . 16
     5.24  LABOR CONTRACTS. . . . . . . . . . . . . . . . . . . . . . . . . 16



     5.25  CONSOLIDATED SUBSIDIARIES. . . . . . . . . . . . . . . . . . . . 17
     5.26  ACCURACY OF REPRESENTATIONS. . . . . . . . . . . . . . . . . . . 17
     5.27  AUTHORIZED SHARES. . . . . . . . . . . . . . . . . . . . . . . . 17

6.   CERTAIN DOCUMENTS TO BE DELIVERED TO SECURED PARTY . . . . . . . . . . 17
     6.1   RECEIVABLE SCHEDULE. . . . . . . . . . . . . . . . . . . . . . . 17
     6.2   INVOICES . . . . . . . . . . . . . . . . . . . . . . . . . . . . 17
     6.3   AGING REPORTS. . . . . . . . . . . . . . . . . . . . . . . . . . 18
     6.4   INVENTORY REPORTS. . . . . . . . . . . . . . . . . . . . . . . . 18
     6.5   NOTES OR OTHER INSTRUMENTS . . . . . . . . . . . . . . . . . . . 18
     6.6   CHATTEL PAPER. . . . . . . . . . . . . . . . . . . . . . . . . . 18
     6.7   OTHER DOCUMENTS. . . . . . . . . . . . . . . . . . . . . . . . . 18

7.   COLLECTIONS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 19
     7.1   DELIVERY OF PROCEEDS TO SECURED PARTY. . . . . . . . . . . . . . 19
     7.2   APPLICATION OF PROCEEDS. . . . . . . . . . . . . . . . . . . . . 19
     7.3   DEBTOR TO FORWARD SCHEDULES TO SECURED PARTY . . . . . . . . . . 19

8.   PAYMENT OF PRINCIPAL, INTEREST, FEES, AND COSTS AND EXPENSES . . . . . 19
     8.1   PROMISE TO PAY PRINCIPAL . . . . . . . . . . . . . . . . . . . . 19
     8.2   PROMISE TO PAY INTEREST. . . . . . . . . . . . . . . . . . . . . 20
     8.3   PROMISE TO PAY FEES. . . . . . . . . . . . . . . . . . . . . . . 20
     8.4   PROMISE TO PAY COSTS AND EXPENSES. . . . . . . . . . . . . . . . 20
     8.5   METHOD OF PAYMENT OF PRINCIPAL, INTEREST, FEES, AND COSTS AND
           EXPENSES . . . . . . . . . . . . . . . . . . . . . . . . . . . . 22
     8.6   COMPUTATION OF DAILY OUTSTANDING BALANCE . . . . . . . . . . . . 22
     8.7   ACCOUNT STATED . . . . . . . . . . . . . . . . . . . . . . . . . 23

9.   PROCEDURES AFTER SCHEDULING RECEIVABLES. . . . . . . . . . . . . . . . 23
     9.1   RETURNED MERCHANDISE . . . . . . . . . . . . . . . . . . . . . . 23
     9.2   CREDITS AND EXTENSIONS . . . . . . . . . . . . . . . . . . . . . 23
     9.3   RETURNED INSTRUMENTS . . . . . . . . . . . . . . . . . . . . . . 24
     9.4   DEBIT MEMORANDA. . . . . . . . . . . . . . . . . . . . . . . . . 24
     9.5   NOTES RECEIVABLE . . . . . . . . . . . . . . . . . . . . . . . . 24

10.  AFFIRMATIVE COVENANTS. . . . . . . . . . . . . . . . . . . . . . . . . 25
     10.1  FINANCIAL STATEMENTS . . . . . . . . . . . . . . . . . . . . . . 25
     10.2  GOVERNMENT AND OTHER SPECIAL RECEIVABLES . . . . . . . . . . . . 25
     10.3  TERMS OF SALE. . . . . . . . . . . . . . . . . . . . . . . . . . 26
     10.4  BOOK AND RECORDS . . . . . . . . . . . . . . . . . . . . . . . . 26
     10.5  INVENTORY IN POSSESSION OF THIRD PARTIES . . . . . . . . . . . . 26
     10.6  EXAMINATIONS . . . . . . . . . . . . . . . . . . . . . . . . . . 26
     10.7  VERIFICATION OF COLLATERAL . . . . . . . . . . . . . . . . . . . 26
     10.8  RESPONSIBLE PARTIES. . . . . . . . . . . . . . . . . . . . . . . 26
     10.9  TAXES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 26
     10.10 LITIGATION . . . . . . . . . . . . . . . . . . . . . . . . . . . 27
     10.11 INSURANCE. . . . . . . . . . . . . . . . . . . . . . . . . . . . 27
     10.12 GOOD STANDING; BUSINESS. . . . . . . . . . . . . . . . . . . . . 28
     10.13 NET WORKING CAPITAL; CONSOLIDATED TANGIBLE NET WORTH . . . . . . 28
     10.14 PENSION REPORTS. . . . . . . . . . . . . . . . . . . . . . . . . 28
     10.15 NOTICE OF NON-COMPLIANCE . . . . . . . . . . . . . . . . . . . . 28
     10.16 COMPLIANCE WITH ENVIRONMENTAL LAWS . . . . . . . . . . . . . . . 28



     10.17 DEFEND COLLATERAL  . . . . . . . . . . . . . . . . . . . . . . . 29
     10.18 USE OF PROCEEDS  . . . . . . . . . . . . . . . . . . . . . . . . 29
     10.19 COMPLIANCE WITH LAWS . . . . . . . . . . . . . . . . . . . . . . 29
     10.20 MAINTENANCE OF PROPERTY  . . . . . . . . . . . . . . . . . . . . 29
     10.21 LICENSES, PERMITS, ETC.  . . . . . . . . . . . . . . . . . . . . 29
     10.22 TRADEMARKS AND PATENTS . . . . . . . . . . . . . . . . . . . . . 29
     10.23 ERISA  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 29
     10.24 MAINTENANCE OF OWNERSHIP . . . . . . . . . . . . . . . . . . . . 29
     10.25 ACTIVITIES OF CONSOLIDATED SUBSIDIARIES  . . . . . . . . . . . . 30

11.  NEGATIVE COVENANTS . . . . . . . . . . . . . . . . . . . . . . . . . . 30
     11.1  LOCATION OF INVENTORY, EQUIPMENT AND BUSINESS RECORDS. . . . . . 30
     11.2  BORROWED MONEY . . . . . . . . . . . . . . . . . . . . . . . . . 30
     11.3  SECURITY INTEREST AND OTHER ENCUMBRANCES . . . . . . . . . . . . 30
     11.4  STORING THE COLLATERAL . . . . . . . . . . . . . . . . . . . . . 30
     11.5  USE OF COLLATERAL. . . . . . . . . . . . . . . . . . . . . . . . 30
     11.6  MERGERS, CONSOLIDATIONS, OR SALES. . . . . . . . . . . . . . . . 31
     11.7  CAPITAL STOCK. . . . . . . . . . . . . . . . . . . . . . . . . . 31
     11.8  DIVIDENDS OR DISTRIBUTION. . . . . . . . . . . . . . . . . . . . 31
     11.9  INVESTMENTS AND ADVANCES . . . . . . . . . . . . . . . . . . . . 31
     11.10 GUARANTIES . . . . . . . . . . . . . . . . . . . . . . . . . . . 31
     11.11 LEASES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 31
     11.12 CAPITAL EXPENDITURES . . . . . . . . . . . . . . . . . . . . . . 32
     11.13 COMPENSATION . . . . . . . . . . . . . . . . . . . . . . . . . . 32
     11.14 NAME CHANGE. . . . . . . . . . . . . . . . . . . . . . . . . . . 32
     11.15 DISPOSITION OF COLLATERAL. . . . . . . . . . . . . . . . . . . . 32

12.  EVENTS OF DEFAULT. . . . . . . . . . . . . . . . . . . . . . . . . . . 32
     12.1  EVENTS OF DEFAULT. . . . . . . . . . . . . . . . . . . . . . . . 32
     12.2  EFFECTS OF ANY EVENT OF DEFAULT. . . . . . . . . . . . . . . . . 35

13.  SECURED PARTY'S RIGHTS AND REMEDIES. . . . . . . . . . . . . . . . . . 35
     13.1  GENERALLY  . . . . . . . . . . . . . . . . . . . . . . . . . . . 35
     13.2  NOTIFICATION OF ACCOUNT DEBTORS. . . . . . . . . . . . . . . . . 35
     13.3  POSSESSION OF COLLATERAL . . . . . . . . . . . . . . . . . . . . 36
     13.4  COLLECTION OF RECEIVABLES. . . . . . . . . . . . . . . . . . . . 36
     13.5  INDORSEMENT OF CHECKS; DEBTOR'S MAIL . . . . . . . . . . . . . . 36
     13.6  REGISTERED HOLDER OF COLLATERAL. . . . . . . . . . . . . . . . . 36
     13.7  INCOME FROM AND INTEREST ON INSTRUMENTS. . . . . . . . . . . . . 37
     13.8  INCREASES, PROFITS, PAYMENTS OR DISTRIBUTIONS. . . . . . . . . . 37

14.  MISCELLANEOUS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 37
     14.1  PERFECTING THE SECURITY INTEREST; PROTECTING THE COLLATERAL. . . 37
     14.2  PERFORMANCE OF DEBTOR'S DUTIES . . . . . . . . . . . . . . . . . 38
     14.3  NOTICE OF SALE . . . . . . . . . . . . . . . . . . . . . . . . . 38
     14.4  WAIVER BY SECURED PARTY. . . . . . . . . . . . . . . . . . . . . 38
     14.5  WAIVER BY DEBTOR . . . . . . . . . . . . . . . . . . . . . . . . 38
     14.6  SETOFF . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 38
     14.7  ASSIGNMENT . . . . . . . . . . . . . . . . . . . . . . . . . . . 39
     14.8  SUCCESSORS AND ASSIGNS . . . . . . . . . . . . . . . . . . . . . 39
     14.9  MODIFICATION . . . . . . . . . . . . . . . . . . . . . . . . . . 39
     14.10 COUNTERPARTS . . . . . . . . . . . . . . . . . . . . . . . . . . 39



     14.11 GENERALLY ACCEPTED ACCOUNTING PRINCIPALS . . . . . . . . . . . . 39
     14.12 INDEMNIFICATION  . . . . . . . . . . . . . . . . . . . . . . . . 39
     14.13 TERMINATION; PREPAYMENT PREMIUM. . . . . . . . . . . . . . . . . 40
     14.14 FURTHER ASSURANCES . . . . . . . . . . . . . . . . . . . . . . . 41
     14.15 HEADINGS . . . . . . . . . . . . . . . . . . . . . . . . . . . . 41
     14.16 CUMULATIVE SECURITY INTEREST, ETC. . . . . . . . . . . . . . . . 41
     14.17 SECURED PARTY'S DUTIES . . . . . . . . . . . . . . . . . . . . . 41
     14.18 NOTICES GENERALLY  . . . . . . . . . . . . . . . . . . . . . . . 42
     14.19 SEVERABILITY . . . . . . . . . . . . . . . . . . . . . . . . . . 42
     14.20 INCONSISTENT PROVISIONS  . . . . . . . . . . . . . . . . . . . . 42
     14.21 ENTIRE AGREEMENT . . . . . . . . . . . . . . . . . . . . . . . . 42
     14.22 APPLICABLE LAW . . . . . . . . . . . . . . . . . . . . . . . . . 42
     14.23 CONSENT TO JURISDICTION  . . . . . . . . . . . . . . . . . . . . 42
     14.24 ARBITRATION  . . . . . . . . . . . . . . . . . . . . . . . . . . 43


SCHEDULE  SCHEDULE TO THE LOAN AND SECURITY AGREEMENT



Debtor and Secured Party agree as follows:

1.    DEFINITIONS.

      1.1 CERTAIN SPECIFIC TERMS. For purposes of this Agreement, the following terms shall have the following meaning:

            (a) ACCOUNT DEBTOR means the person, firm or entity obligated to pay a Receivable.

            (b) ADVANCE means a loan made to Debtor by Secured Party pursuant to this Agreement.

            (c) BORROWING CAPACITY means, at the time of computation, the amount specified in Item 1 of the Schedule.

            (d) BUSINESS DAY means a day other than a Saturday, Sunday or other day on which banks are authorized or required to close under the laws of the State.

            (e) COLLATERAL means collectively all of the property of Debtor subject to the Security Interest and described in Sections 3.1 and 3.2.

            (f) CONSOLIDATED SUBSIDIARY means any corporation of which at least 50% of the voting stock is owned by Debtor directly, or indirectly through one or more Consolidated Subsidiaries. If Debtor has no Consolidated Subsidiaries, the provisions of this Agreement relating to Consolidated Subsidiaries shall be inapplicable without affecting the applicability of such provisions to Debtor alone.

            (g) CREDIT means any discount, allowance, credit, rebate, or adjustment granted by Debtor with respect to a Receivable, other than a cash discount described in Item 3 of the Schedule.

            (h) DEBTOR means the person or entity defined on the cover page of this Agreement.

            (i) ELIGIBLE INVENTORY means all Inventory of Debtor in which Secured Party has a first priority perfected security interest reduced by (i) the amount of any reasonable Inventory reserves required by Secured Party in its sole discretion, (ii) any Inventory as to which a representation or warranty contained in Section 5.4 or 5.5 is not, or does not continue to be, true and accurate, and (iii) any Inventory which is otherwise reasonably unacceptable to Secured Party it its sole discretion.

            (j) ERISA means the Employee Retirement Income Security Act of 1974, as amended from time to time.

            (k) EXTENSION means the granting to an Account Debtor of additional time within which such Account Debtor is required to pay a Receivable.

            (l) FEDERAL BANKRUPTCY CODE means Title 11 of the United States Code, entitled "Bankruptcy , as amended, or any successor federal bankruptcy law.

            (m) GENERAL INTANGIBLES means general intangibles as defined in the Uniform Commercial Code as in effect in the State as of the date of Agreement, and in any event shall include, without limitation, patents, trademark, trade names, servicemarks, copyrights, tradesecrets, customer lists, computer programs, and computer records, and all applications for, rights and business goodwill associated with, license and royalty agreements with respect to, and causes of action for infringement of, any of the foregoing.

            (n) INDEBTEDNESS means the indebtedness secured by the Security Interest and described in Section 3.3.

            (o) INELIGIBLE RECEIVABLES means the following described Receivables and any other Receivables which, in the sore' discretion of Secured Party, are not satisfactory for credit or any other reason. Debtor acknowledges that the following description of specific types of Ineligible Receivables does not limit Secured Party s absolute discretion to deem other Receivables to be Ineligible Receivables.

                  (i) Any Receivable which has remained unpaid for more than the number of days specified in Item 4 of the Schedule.

                  (ii) Any Receivable which respect to which a representation or warranty contained in Section 5.3, 5.5 or 5.6 is not or does not continue to be, true and accurate, including without limitation, any receivable subject to a setoff.

                  (iii) Any Receivable with respect to all or put of which a check, promissory note, draft, trade acceptance, or other instrument for the payment of money has been received, presented for payment, and returned uncollected for any reason.

                  (iv) Any Receivable with respect to which Debtor has extended the time for payment without the consent of Secured Party, except as provided in Section 9.2 (a).

                  (v) Any Receivable as to which any one or more of the following events occurs: a Responsible Party shall die or be judicially declared incompetent; a request or petition for liquidation, reorganization, arrangement, adjustment of debts, adjudication as a bankrupt, or other relief under the bankruptcy, insolvency, or similar laws of the United States, any state or territory thereof, or any foreign jurisdiction, now or hereafter in effect shall be filed by or against a Responsible Party; a Responsible Party shall make any general assignment for the benefit of creditors; a receiver or trustee, including, without limitation, a "custodian" as defined in the Federal Bankruptcy Code, shall be appointed for a Responsible Party or for any of the assets of a Responsible Party; any other type of insolvency proceeding with respect to a Responsible Party (under the bankruptcy laws of the United States or otherwise) or any formal or informal proceeding for the dissolution or liquidation of, settlement of claims against, or winding up of affairs of, a Responsible Party shall be instituted; all or any material part of the assets of a Responsible Party shall be sold, assigned, or transferred; a Responsible Party shall fail to pay its debts as they become due; or a Responsible Party shall cease doing business as a going concern.

                  (vi) All Receivables owed by an Account Debtor owing Receivables classified as ineligible under any criterion set forth in any of Sections 1.1(o)(i) through 1.1(o)(v) or in Section 1.1(o)(ix), if outstanding dollar amount of such Ineligible Receivables constitutes a percentage of the aggregate outstanding dollar amount of all Receivables owed by such Account Debtor equal to or greater than the percentage specified in Item 5 of the Schedule.

                  (vii) All Receivables owed by an Account Debtor which does not maintain its chief executive office in the United States or which is not organized under the laws of the United States or any state, unless otherwise specified in Item 6 of the Schedule.

                  (viii) All receivables owed by an Account Debtor if Debtor or any person who, or entity which, directly or indirectly controls Debtor, either owns in whole or material part, or directly or indirectly controls, such Account Debtor.

                  (ix) Any Receivable as to which the perfection, enforceability, or validity of Secured Party's Security Interest in such receivable, or Secured Party's right or ability to obtain direct payment to Secured Party of the Proceeds of such Receivable; is governed by any federal or state statutory requirements other than those of the Uniform Commercial Code,including, without limitation, any Receivable subject to the Federal Assignment of Claims Act of 1940, as amended.

                  (x) Any Receivable arising from a consignment or other arrangement pursuant to which the subject Inventory is returnable if not sold or otherwise disposed of by the Account Debtor, any Receivable constituting a partial billing under terms providing for payment only after full shipment or performance; any Receivable arising from a bill and hold safe or in connection with any prebilling where the Inventory or services have not been delivered, performed, or accepted by the Account Debtor; and any Receivable as to which the Account Debtor contends the balance reported by Debtor is incorrect or not owing.

                  (xi) Any Receivable which is unenforceable against the Account Debtor for any reason, including, without limitation, a failure to file with the State of New Jersey a Notice of Business Activities Report.

                  (xii) Any Receivable which is an Instrument, Document or Chattel Paper or which is evidenced by a note, draft, trade acceptance, or other instrument for the payment of money where such Instrument, Document, Chattel Paper, note, draft, trade acceptance, or other instrument has not been endorsed and delivered by Debtor to Secured Party.

                  (xiii) Any Receivable or Receivables owed by an Account
            Debtor which exceeds any credit limit established by Secured Party for such Account Debtor; provided, that such Receivable or Receivables shall be ineligible only to the extent of such excess.

            (p) INTERNAL REVENUE CODE means the Internal Revenue Code of 1986, as amended from time to time.

            (q) INVENTORY means inventory as defined in the Uniform Commercial Code as in effect in the State as of the date of this Agreement, and in any event shall include returned or repossessed Goods.

            (r) INVENTORY BORROWING BASE means, at the time of computation, an amount not exceeding the percentages specified in Item 2 of the Schedule of the dollar value of Eligible Inventory, such dollar value to be calculated at the lower of actual cost or market value and accounted for in the manner specified in Item 7 of the Schedule, less the amount of any reserves established by Secured Party in accordance with Section 2.3.

            (s) INVOICE means any document or documents used or to be used to evidence a Receivable.

            (t) PAYMENT ACCOUNT means the special bank account owned by Secured Party to which proceeds of Collateral, including, without limitation, payments on Receivables and other payments from sales or leases of Inventory, are credited. There is a Payment Account if so indicated in Item 8 of the Schedule.

            (u) PENSION EVENT means, with respect to any Pension Plan, the occurrence of (i) any prohibited transaction described in Section 406 of ERISA or in Section 4975 of the Internal Revenue Code, (ii) any Reportable Event, (iii) any complete or partial withdrawal or proposed complete or partial withdrawal of Debtor or any Consolidated Subsidiary from such Pension Plan, (iv) any complete or partial termination or proposed complete or partial termination of such Pension Plan, or (v) any accumulated funding deficiency (whether or not waived) as defined in
      Section 302 of ERISA or in Section 412 of the Internal Revenue Code.

            (v) PENSION PLAN means any pension plan as defined in Section 3(2) of ERISA which is a multi-employer plan or a single employer plan as defined in Section 4001 of ERISA and subject to Title IV of ERISA and which is (i) a plan maintained by Debtor or any Consolidated Subsidiary for employees or former employees of Debtor or of any Consolidated Subsidiary, (ii) a plan to which Debtor or any Consolidated Subsidiary contributes or is required to contribute, (iii) a plan to which Debtor or any Consolidated Subsidiary was required to make contributions at any time during the five (5) calendar years preceding the date of this Agreement, or (iv) any other plan with respect to which Debtor or any Consolidated Subsidiary has incurred or may incur liability, including, without limitation, contingent liability, under Title IV of ERISA either to such plan or to the Pension Benefit Guaranty Corporation. For purposes of this definition and for purposes of Sections 1.1(u), 5.12, and 12.1(h), Debtor shall include any trade or business (whether or not incorporated) which, together with Debtor or any Consolidated Subsidiary, is deemed to be a "single employer" within the meaning of
      Section 4001(b)(1) of ERISA.

            (w) PRIME RATE means the rate of interest publicly announced by the bank or financial institution specified in Item 39 of the Schedule from time to time as its prime rate and is a base rate for calculating interest on certain loans. The rate announced by the bunk or financial institution specified in Item 39 of the Schedule as its prime rate may or may not be the most favorable rate changed by the referenced bank or financial institution to its customers.

            (x) RECEIVABLE means the right to payment for Goods sold or leased or services rendered by Debtor, whether or not earned by performance, and may, without limitation, in whole or in put be in the form of an Account, Chattel Paper, Document, or Instrument.

            (y) RECEIVABLE BORROWING BASE means, at the time of its computation, the aggregate amount of the outstanding Receivables in which Secured Party has a first priority perfected security interest (adjusted with respect to Credits and returned merchandise as provided in Article 9 hereof) less the amount of Ineligible Receivables and any reserves established by Secured Party in accordance with Section 2.3.

            (z) REPORTABLE EVENT means any event with regard to a Pension Plan described in Section 4043(b) of ERISA or in regulations issued thereunder.

            (aa) RESPONSIBLE PARTY means an Account Debtor, a general partner of an Account Debtor, or any party otherwise in any way directly or indirectly liable for the payment of a Receivable.

            (bb) SCHEDULE means the schedule executed in connection with, and which is a part of, this Agreement.

            (cc) SECURED PARTY means the person or entity defined on the cover page of this Agreement and any successors or assigns of Secured Party.

            (dd) SECURITY INTEREST means the security interest granted to Secure Party by Debtor as described in Section 3.1 of this Agreement.

            (ee) SOLVENT means, with respect to any person or entity on a particular determination date, that on such date (i) the fair value of the property of such person or entity is greater than the total amount of debts and other liabilities, including, without limitation, contingent and unliquidated liabilities, of such person or entity, (ii) the present fair salable value of the asset of such person or entity is greater than the amount that will be required to pay the probable liability of such person or entity on its existing debts and other liabilities as they become absolute and matured, (iii) such person or entity is able to realize upon its assets any pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (iv) such person or entity does not intend to, and does not believe that it will, incur debts or other liabilities beyond such person's or entity's ability to pay as such debts and other liabilities mature or become due, and (v) such person or entity is not engaged in a business or a transaction, for which such person's or entity's property would constitute unreasonably small capital.

            (ff) STATE means the State of the United States specified in Item 34 of the Schedule.

            (gg) THIRD PARTY means any person or entity who has executed and delivered, or who in the future may execute and deliver, to Secured Party any agreement, instrument, or document pursuant to which such person or entity has guarantied to Secured Party the payment of the Indebtedness or has granted Secured Party a security interest in or lien on some or all of such person's or entity's real or personal property to secure the payment of the Indebtedness.

            (hh) TRANSACTION DOCUMENTS means this Agreement and all documents including, without limitation, collateral documents, letter of credit agreements, security agreements, pledges, guaranties, mortgages, title insurance, assignments and subordination agreements required to be executed by Debtor, any Third Party or any Responsible Party pursuant hereto or in connection herewith.

            (ii) CORPORATION means any entity or business organization representing the Debtor as described in this document.

      1.2 SINGULAR AND PLURALS. Unless the context otherwise requires, words in the singular number include the plural, and in the plural include the singular.

      1.3 U.C.C. DEFINITIONS. Unless otherwise defined in Section I. I or elsewhere in this Agreement, capitalized words shall have the meaning set forth in the Uniform Commercial Code as in effect in the State as of the date of this Agreement.

      1.4 SECTION REFERENCES. Unless otherwise specified, article, section, subsection and schedule references are to this Agreement.

2.    ADVANCES

      2.1   REQUESTS FOR AN ADVANCE.

            (a) Written Requests. From time to time, Debtor may make a written request for an Advance, so long as the sum of the aggregate principal balance of outstanding Advances and the requested Advance does not exceed the Borrowing Capacity as then computed; and Secured Party shall make such requested Advance, provided that (i) the Borrowing Capacity would not be so exceeded, (ii) there has not occurred an Event of Default or an event which, with notice or lapse of time or both, would constitute an Event of Default, (iii) all representations and warranties contained in this Agreement and in the other Transaction Documents are true and comet on the date such requested Advance is made as though made on and as of such date, and (iv) all of the conditions in
      Article 4 have been satisfied. Notwithstanding any other provision of this Agreement, Secured Party may from time to time reduce the percentages applicable to the Receivables Borrowing Base and the Inventory Borrowing Base as they relate to amounts of the Borrowing Capacity if Secured Party determines in its sole discretion that there has been a material change in circumstances related to any or all Receivables or Inventory from those circumstances in existence on or prior to the date of this Agreement.

            (b) Oral Requests. Secured Party may make an Advance to Debtor upon Debtor's oral request, subject to the same conditions applicable to a written request set forth in subparagraph (a) above. Each oral request for an Advance shall be conclusively presumed to be made by a person authorized by Debtor to do so; and the making of the Advance to Debtor as hereinafter provided shall conclusively establish Debtor's obligation to repay the Advance.

      2.2 PROCEEDS OF AN ADVANCE. Advances shall be made in the manner agreed by Debtor and Secured Party in writing or, absent any such agreement, as determined by Secured Party.

      2.3 ESTABLISHMENT OF RESERVES. Secured Party may at any time and from time to time in its sole discretion establish reasonable reserves against the Receivables or the Inventory of Debtor. The amount of such reserves shall be subtracted from the Receivables Borrowing Base or Inventory Borrowing Base, as applicable, when calculating the amount of the Borrowing Capacity.

3.    COLLATERAL AND INDEBTEDNESS

      3.1 SECURITY INTEREST. Debtor hereby grants to Secured Party a security interest in and a lien on the following property of Debtor wherever located and whether now owned or hereafter acquired:

             (a)  All Accounts, Inventory, General Intangibles, Chattel
      Paper, Documents, and Instruments, whether or not specifically assigned to Secured Party, including, without limitation, all Receivables and all Equipment, whether or not affixed to realty, and fixtures.

             (b) All guaranties, collateral, liens on or security interests in real or personal property, leases, letters of credit, and other rights, agreements, and property securing or relating to payment of Receivables.

             (c) All books, records, ledger cards, dab processing records, computer software, and other property at any time evidencing or relating to Collateral.

             (d) All monies, securities, and other property now or hereafter held or received by, or in transit to, Secured Party from or for Debtor, and all of Debtor's deposit accounts, credits, and balances with Secured Party existing at any time.

             (e) All proceeds and products of all of the foregoing in any form including, without limitation, amounts payable under any policies of insurance insuring the foregoing against loss or damage, all parts, accessories, attachments, special tools, additions, replacements, substitutions and accessions to or for all of the foregoing and all increases and profits received from all of the foregoing.

      3.2 OTHER COLLATERAL. Nothing contained in this Agreement shall limit the rights of Secured Party in and to any other Collateral securing the Indebtedness which may have been or may hereafter be granted to Secured Party by Debtor or any Third Party pursuant to any other agreement.

      3.3 INDEBTEDNESS SECURED. The Security Interest secures payment of any and all indebtedness, and performance of all obligations and agreements, of Debtor to Secured Party, whether now existing or hereafter incurred or arising, of every kind and character, primary or secondary, direct or indirect, absolute or contingent, sole, joint or several, similar or dissimilar or related or unrelated and whether such indebtedness is from time to time reduced and thereafter increased, or entirely extinguished and thereafter reincurred, including, without limitation: (a) all Advances; (b) all interest which accrues on any such indebtedness, until payment of such indebtedness in full, including, without limitation, all interest provided for under this Agreement; (c) all other monies payable by Debtor, and all obligations and agreements of Debtor to Secured Party, pursuant to the Transaction Documents; (d) all debts owed or to be owed by Debtor to others which Secured Party has obtained, or may obtain, by assignment or otherwise; (e) all monies payable by any Third Party, and all obligations and agreements of any Third Party to Secured Party, pursuant to any of the Transaction Documents, and (f) dl monies due and to become due pursuant to Section 8.3.

4. CONDITIONS TO ADVANCES. Notwithstanding any other provision of this Agreement or any of the other Transaction Documents, and without affecting in any manner the rights of Secured Party under any other provision of this

Agreement, Secured Party shall not be obligated to make advances unless and until the following conditions have been and continue to be satisfied.

      4.1 CORPORATE ACTION. Debtor shall have taken all necessary and appropriate corporate action and the Board of Directors of Debtor shall have adopted resolutions authorizing and the shareholders of Debtor (to the extent required under Debtor's organizational documents or applicable law) shall have consented to, this Agreement, and the borrowing hereunder, the execution and delivery of the Transaction Documents and the taking of all action required of Debtor by the Transaction Documents; and Debtor shall have furnished to Secured Party certified copies of such corporate resolutions and such other corporate documents as Secured Party shall reasonable request.

      4.2 CORPORATE DOCUMENTS. There shall have been furnished to Secured Party (a) copies of the articles or certificate of incorporation and by-laws of Debtor and each Consolidated Subsidiary, certified by its Secretary as of the date of this Agreement; (b) a certificate of Debtor's and each Consolidated Subsidiary's good standing or equivalent certificate duly issued of recent date by the Secretary of State of the state specified in Item 9 of the Schedule, and certificates of authority to do business in each state in which Debtor is licensed or qualified to do business; (c) a certificate of incumbency specifying the officers of Debtor, together with their specimen signatures; and (d) such other and further documents as Secured Party may reasonably request including, without limitation, tax status reports covering payment of franchise taxes and other taxes.

      4.3 OPINIONS. Independent counsel for Debtor shall have furnished to Secured Party their favorable opinion, in form and content satisfactory to Secured Party and its counsel, dated the date of this Agreement, as to the matters referred to in Sections 5.1, 5.2, 5.11, 5.12, 5.14, 5.15, 5.16, 5.20, 5.21 and 5.27, and such other matters as are requested by Secured Party. If this Agreement is being executed and delivered in connection with the acquisition of stock or assets by Debtor, Debtor shall also have caused the seller of such stock or assets to furnish to Secured Party an opinion of counsel for such seller or a letter authorizing Secured Party to rely on such an opinion, in form and content satisfactory to Secured Party and its counsel, dated the date of this Agreement.

      4.4 TRANSACTION DOCUMENTS. Debtor shall have delivered to Secured Party all the Transaction Documents, in form and content satisfactory to Secured Party and its counsel.

      4.5 THIRD PARTY ACTION. Each Third Party shall have (i) taken all necessary and appropriate corporation and shareholder action and the Board of Directors of the Third Party shall have adopted resolutions authorizing the execution and delivery of the guaranty of such Third Party and the taking of all action called for thereby, and (ii) furnished to Secured Party certified copies of evidence of such corporate and shareholder action and such other corporate documents as Secured Party shall reasonably request.

      4.6 ASSIGNMENT OF REPRESENTATIONS, WARRANTIES AND INDEMNITIES. If this Agreement is being executed in conjunction with the acquisition of stock or assets by Debtor pursuant to an acquisition agreement, Debtor shall execute and deliver to Secured Party as continuing collateral security for the payment of the Indebtedness an assignment, in form and content satisfactory to Secured Party, of any and all representations, warranties and indemnities made by the seller of such stock or assets to Debtor, and such assignment shall be duly consented to by such seller.

      4.7 OTHER MATTERS. All matters incidental to the execution and delivery of the Transaction Documents and all action required by the Transaction Documents, shall be satisfactory to Secured Party and to its counsel.

5. REPRESENTATIONS AND WARRANTIES. To induce Secured Party to enter into this Agreement and make Advances to Debtor from time to time as herein provided, Debtor represents and warrants and, so long as any Indebtedness remains unpaid or this Agreement remains in effect, shall be deemed continuously to represent and warrant as follows:

      5.1 CORPORATE EXISTENCE. Debtor and each Consolidated Subsidiary is duly organized and existing and in good standing under the laws of the state specified in Item 9 of the Schedule and is duly licensed or qualified to do business and in good standing in every state in which the nature of its business or ownership of its property requires such licensing or qualification.

      5.2 CORPORATE CAPACITY. The execution, delivery, and performance of the Transaction Documents are within Debtor's corporate powers, have been duly authorized by dl necessary and appropriate corporate and shareholder action, and are not in contravention of any law or the terms of Debtor's articles or certificate of incorporation or by-laws or any amendment thereto, or of any indenture, agreement, undertaking, or other document to which Debtor is a party or by which Debtor or any of Debtor s property is bound or affected.

      5.3 VALIDITY OF RECEIVABLES. (a) Each Receivable is genuine and enforceable in accordance with its terms and represents an undisputed and bona fide indebtedness owing to Debtor by the Account Debtor obligated thereon; (b) there are no defenses, setoffs, or counterclaims against any Receivable; (c) no payment has been received on any Receivable and no Receivable is subject to any Credit or Extension or agreements therefor unless written notice specifying such payment, Credit, Extension, or agreement has been delivered to Secured Party; (d) each copy of each Invoice is a true and genuine copy of the original Invoice sent to the Account Debtor named therein and accurately evidences the transaction from which the underlying Receivable arose; and the date payment is due as stated on each such Invoice or computed based on the information set forth on each such Invoice is correct; (e) all Chattel Paper and all promissory notes, drafts, trade acceptances, and other instruments for the payment of money relating to or evidencing each Receivable, and each indorsement thereon, are true and genuine and in all respects what they purport to be, and are the valid and binding obligation of all parties thereto; and the date or dates stated on all such items as the date on which payment in whole or in part is due is correct; (f) all Inventory described in each Invoice has been delivered to the Account Debtor named in such Invoice or placed for such delivery in the possession of a carrier not owned or controlled directly or indirectly by Debtor, (g) all evidence of the delivery or shipment of Inventory is true and genuine; (h) all services to be performed by Debtor in connection with each Receivable has been performed by Debtor, and (i) all evidence of the performance of such services by Debtor is true and genuine.

      5.4 INVENTORY. (a) All representations made by Debtor to Secured Party, and all documents and schedules given by Debtor to Secured Party, relating to the description, quantity, quality, condition, and valuation of the Inventory are true and correct; (b) Debtor has not received any Inventory on consignment or approval unless Debtor (i) has delivered written notice to Secured Party describing any Inventory which Debtor has received on consignment or approval, (ii) has marked such Inventory on consignment or approval or has segregated it from all other Inventory, and (iii) has appropriately marked its records to reflect the existence of such Inventory on consignment or approval; (c) Inventory is located only at the address or addresses of Debtor set forth at the beginning of this Agreement, the locations specified in Item 10 of the Schedule, or such other place or places as approved by Secured Party in writing; and (d) all Inventory is insured as required by Section 10.11 pursuant to policies in full compliance with the requirements of such Section.

      5.5 TITLE TO COLLATERAL. (a) Debtor is the owner of the Collateral free of all security interests, liens, and other encumbrances except the Security Interest and except as described in Item 11 of the Schedule;
      (b) Debtor has the unconditional authority to grant the Security Interest to Secured Party; and (c) assuming that all necessary Uniform Commercial Code filings have been made, Secured Party has an enforceable first lien on all Collateral, subordinate only to those security interests, liens, or encumbrances described as having priority over the Security Interest in Item 11 of the Schedule.

      5.6 NOTES RECEIVABLE. No Receivable is an Instrument, Document or Chattel Paper or is evidenced by any note, draft, trade acceptance, or other instrument for the payment of money, except such Instrument, Document, Chattel Paper, note draft, trade acceptance, or other instrument as has been indorsed and delivered by Debtor to Secured Party.

      5.7 EQUIPMENT. Equipment is located, and Equipment which is a Fixture is affixed to real property, only at the address or addresses of Debtor set forth at the beginning of this Agreement, the locations specified in
      Item 10 of the Schedule, or such other place or places as approved by Secured Party in writing. Such real property is owned by Debtor or by the person or persons named in Item 10 of the Schedule and is encumbered only by the mortgage or mortgages listed in Item 10 of the Schedule.

      5.8 PLACE OF BUSINESS. (a) Unless otherwise disclosed to Secured Party in Item 10 or Item 12 of the Schedule, Debtor is engaged in business operations which are in whole or in part carried on at the address or addresses specified at the beginning of this Agreement and at no other address or addresses; (b) if Debtor has more than one place of business, its chief executive office is at the address specified as such at the beginning of this Agreement; and (c) Debtor's records concerning the Collateral are kept at the address or addresses specified at the beginning of this Agreement or in Item 12 of the Schedule.

      5.9 FINANCIAL CONDITION. Debtor has furnished to Secured Party Debtor's most recent current financial statements, which statements represent correctly and fairly the results of the operations and transactions or Debtor and the Consolidated Subsidiaries as of the dates and for the period referred to, and have been prepared in accordance with generally accepted accounting principles consistently applied during each interval involved and from interval to interval. Since the date of such financial statements, there have not been any materially adverse changes in the financial condition reflected in such financial statements, except as disclosed in writing by Debtor to Secured Party.

      5.10  TAXES.  Except as disclosed in writing by Debtor to Secured Party:
      (a) all federal and other tax returns required to be filed by Debtor and each Consolidated subsidiary have been filed and all taxes required by such returns have been paid; and (b) neither Debtor nor any Consolidated Subsidiary has received any notice from the Internal Revenue Service or any other taxing authority proposing additional taxes.

      5.11 LITIGATION. Except as disclosed in writing by Debtor to Secured Party, there are no actions, suits, proceedings, or investigations pending or, to the knowledge of Debtor, threatened against Debtor or any Consolidated Subsidiary or any bests therefor which, if adversely determined, would, in any case or in the aggregate, materially adversely affect the property, assets, financial condition, or business of Debtor or any Consolidated Subsidiary or materially impair the right or ability of Debtor or any Consolidated Subsidiary to carry on its operations substantially as conducted on the date of this Agreement.

      5.12 ERISA MATTERS. (a) No Pension Plan has been terminated or partially terminated or is insolvent or in reorganization, nor have any proceedings been instituted to terminate or reorganize any Pension Plan;
      (b) neither Debtor nor any Consolidated Subsidiary has withdrawn, nor has a condition occurred which if continued would result in a complete or partial withdrawal; (c) neither Debtor nor any Consolidated Subsidiary has incurred any withdrawal liability, including without limitation, contingent withdrawal liability, to any Pension Plan pursuant to Title IV of ERISA; (d) neither Debtor nor any Consolidated Subsidiary has incurred any liability to the Pension Benefit Guaranty Corporation other than for required insurance premiums which have been paid when due; (e) no Reportable Event has occurred; (f) no Pension Plan or other "employee pension benefit plan" as defined in Section 3(2) of ERISA to which debtor or any Consolidated subsidiary is a party has an "accumulated funding deficiency. (whether or not waived) as defined in
      Section 302 of ERISA or in Section 412 of the Internal Revenue Code; (g) the present value of all benefits vested under any Pension Plan does not exceed the value of the assets of such Pension Plan allocable to such vested benefits; (h) each Pension Plan and each other "employee benefit plan" as defined in Section 3(3) of ERISA to which Debtor or any Consolidated Subsidiary is a party is in substantial compliance with ERISA, and no such plan or any administrator, trustee, or fiduciary thereof has engaged in a prohibited transaction described in Section 406 of ERISA or in Section 4975 of the Internal Revenue Code; (i) each Pension Plan and each other "employee benefit plan" as defined in
      Section 3(2) of ERISA to which Debtor or any Consolidated Subsidiary is a party has received a favorable determination by the Internal Revenue Service with respect to qualification under Section 401(a) of the Internal Revenue Code; and j) neither Debtor nor any Consolidated Subsidiary has incurred any liability to a trustee or trust established pursuant to Section 4049 of ERISA or to a trustee appointed pursuant to
      Section 4042(b) or (c) of ERISA.

      5.13 ENVIRONMENTAL MATTERS. (a) Debtor and each Consolidated subsidiary have performed all of their respective obligations under, have obtained all necessary approvals, permits, authorizations, and other consents required by, and are not in material violation of, any applicable state or federal health or environmental law, ordinance, rule, regulation, or order, and (b) neither Debtor nor any Consolidated Subsidiary has received any notice or request from any governmental agency, other entity, or person for information, nor has Debtor or any Consolidated Subsidiary provided any notice or information to any such agency, entity, or person, concerning the presence or release of hazardous substances, waste, or other materials (as such terms are defined by any applicable federal, state, or local law) within, on, from, related to, or affecting any real property owned or occupied by Debtor or any Consolidated Subsidiary.

      5.14 VALIDITY OF TRANSACTION DOCUMENTS. The Transaction Documents constitute the legal, valid and binding obligations of Debtor and each Consolidated Subsidiary and any Third Parties thereto, enforceable in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy and insolvency laws and laws affecting creditors' rights generally.

      5.15 NO CONSENT OR FILING. No consent, license, approval or authorization of, or registration, declaration or filing with, any court, governmental body or authority or other person or entity is required in connection with valid execution, delivery or performance of the Transaction Documents or for the conduct of Debtor's business as now conducted, other than filings and recordings in connection with the Transaction Documents.

      5.16 NO VIOLATIONS. Neither Debtor nor any Consolidated Subsidiary is in violation of any term of its articles or certificate of incorporation or by-laws, or of any mortgage, borrowing agreement or other instrument of agreement pertaining to indebtedness for borrowed money. Neither Debtor nor any Consolidated Subsidiary is in violation of any term of any other indenture, instrument, or agreement to which it is a party or by which it or its property may be bound, resulting, or which might reasonably be expected to result, in a material and adverse effect upon its business or assets. Neither Debtor nor any Consolidated Subsidiary is in violation of any order, writ, judgment, injunction or decree of any court of competent jurisdiction or of any statute, rule or regulation of any governmental authority. The execution and delivery of the Transaction Documents and the performance of all of the same is and will be in compliance with the foregoing and will not result in any violation thereof or result in the creation of any mortgage, lien, security interest, charge or encumbrance upon any properties or assets except in favor of Secured Party. There exists no fact or circumstance (whether or not disclosed in the Transaction Documents) which materially adversely affects or in the future (so far as Debtor can now foresee) may materially adversely affect the condition, business or operations of Debtor or any Consolidated Subsidiary.

      5.17 TRADEMARKS AND PATENTS. Debtor and each Consolidated Subsidiary possesses all trademarks, trademark rights, patents, patents rights, licenses, permits, tradenames, tradename rights, copyrights, and approvals that are required to conduct its business as now conducted without conflict with the rights of others. A list of the foregoing is set forth in Item 13 of the Schedule.

      5.18 CONTINGENT LIABILITIES. There are no suretyship agreements, guaranties, or other contingent liabilities of Debtor or any Consolidated Subsidiary which are not disclosed by the financial statements described in Section 5.9 or Item 29 of the Schedule.

      5.19 SOLVENCY. Debtor individually is, and Debtor and the Consolidated Subsidiaries taken as a whole are, and during the term of this Agreement, Debtor individually, and Debtor and the Consolidated Subsidiaries taken as a whole, will be at all times, Solvent, both before and after giving effect to the transactions contemplated by the Transaction Documents and any acquisition of stock or assets occurring in conjunction with or related to the Transaction Documents.

      5.20 COMPLIANCE WITH LAWS. Debtor is in compliance with all applicable laws, rules, regulations, and other legal requirements with respect to its business and the use, maintenance, and operations of the real and personal property owned or leased by it in the conduct of its business.

      5.21 LICENSES, PERMITS, ETC. Each franchise, grant, authorization, license, permit, easement, consent, certificate and order of Debtor and each Consolidated Subsidiary is in full force and effect.

      5.22 MARGIN STOCK. Neither Debtor's execution and delivery of any of the Transaction Documents not the borrowing by Debtor of any sums pursuant thereto violates Section 7 of the Securities Exchange Act of 1934, as amended, or any rule or regulation thereunder, and Debtor neither owns nor intends to purchase or carry any "margin stock" except as set forth in Item 14 of the Schedule.

      5.23 COMMISSIONS. No brokerage commission, finders fee, or investment banking fees are payable by Debtor to any person or entity in connection with the Transaction Documents or the transaction contemplated thereby.

      5.24 LABOR CONTRACTS. Neither Debtor nor any Consolidated Subsidiary is a party to any collective bargaining agreement or to any existing or threatened labor dispute or controversies except as set forth in Item 15 of the Schedule.

      5.25 CONSOLIDATED SUBSIDIARIES. Debtor has no Consolidated Subsidiaries other than those listed in Item 36 of the Schedule and the percentage ownership of Debtor in each such Consolidated Subsidiary is specified in such Item 36.

      5.26 ACCURACY OF REPRESENTATIONS. No representation, warranty or statement by Debtor or any Third Party contained herein or in any certificate, financial statement or other document furnished by Debtor or any Third Party pursuant hereto or in connection herewith fails to contain any statement of material fact necessary to make such representation or warranty not misleading in light of the circumstances under which it is made. There is no fact which Debtor knows or should know and has not disclosed to Secured Party which does or may materially or adversely affect Borrower, any Consolidated Subsidiary, or any Third Party, or any of their respective operations.

      5.27 AUTHORIZED SHARES. Debtor's total authorized common shares, the par value of such shares, and the number of such shares issued and outstanding, are set forth in Item 16 of the Schedule. All of such shares are of one class and have been validly issued in full compliance with all applicable federal and state laws, and w fully paid and non-assessable. No other shares of the Debtor of any class or type are authorized or outstanding.

6.    CERTAIN DOCUMENTS TO BE DELIVERED TO SECURED PARTY.

      6.1 RECEIVABLE SCHEDULE. Debtor shall deliver to Secured Party, daily or at such other intervals as may be specified in Item 17 of the Schedule, a schedule in form and content satisfactory to Secured Party describing the Invoices issued by Debtor since the last schedule submitted to Secured Party. The schedules to be provided under this
      Section 6.1 are solely for the convenience of Secured Party in administering this Agreement and maintaining records of the Collateral. Debtor's failure to provide Secured Party with any such schedule shall not affect the Security Interest.

      6.2 INVOICES. Debtor shall cause all of its Invoices, including the copies thereof, to be printed and to beer consecutive numbers and shall prepare and issue its Invoices in such consecutive numerical order. If requested by Secured Party, all copies of Invoices not previously delivered to Secured Party shall be delivered to Secured Party with each schedule of receivables. Copies of all Invoices which are voided or canceled or which for any reason do not evidence a Receivable shall be included in such delivery. If any Invoice or copy thereof is lost, destroyed, or otherwise unavailable, Debtor shall account in writing in form satisfactory to Secured Party, for each missing Invoice.

      6.3 AGING REPORTS. Within ten (10) calendar days after the end of each month or on such other more frequent buds as may be required by Secured Party from time to time, Debtor shall submit to Secured Party an aging report in form satisfactory to Secured Party showing the amounts due and owing on all Receivables according to Debtor's records as of the close of such month or shorter period as may be required by Secured Party from time to time, together with such other information as Secured Party may require. If Debtor's aging reports are prepared by an accounting service or other agent, Debtor hereby authorizes such service or agent to deliver such aging reports and any other related documents to Secured Party.

      6.4 INVENTORY REPORTS. Debtor shall furnish to Secured Party at the intervals specified in Item 17 of the Schedule, the following reports in form satisfactory to Secured Party, if such reports are required by Secured Party as specified in Item 17 of the Schedule:

            (a) An inventory value report describing all Inventory by value based on the lower of cost or market value;

            (b) A periodic summary report listing all Inventory by nature, quantity and location, together with such other information as Secured Party may require; and

            (c) A dispute report describing any dispute with any processor of Inventory or other person or entity in possession of any Inventory.

      6.5 NOTES OR OTHER INSTRUMENTS. Each note, draft, trade acceptance, or other instrument for the payment of money evidencing a Receivable shall be delivered to Secured Party with the schedule listing the Receivable which it evidences and shall be indorsed by Debtor to the order of Secured Party.

      6.6 CHATTEL PAPER. The original of each item of Chattel Paper evidencing a Receivable shall be delivered to Secured Party with the schedule listing the Receivable which it evidences, together with an assignment in form and content satisfactory to Secured Party of such Chattel Paper by Debtor to the Secured Party, if any such chattel paper exists.

      6.7 OTHER DOCUMENTS. Debtor shall deliver to Secured Party all documents specified in Item 17 of the Schedule, as frequently as indicated therein or at such other times as Secured Party may request, and all other documents and information requested by Secured Party.

7.    COLLECTIONS.

      7.1 DELIVERY OF PROCEEDS TO SECURED PARTY. Unless Secured Party notifies Debtor that it specifically dispenses with one or more of the following requirements, any Proceeds of Collateral received by Debtor, including without limitation, payments on Receivables and other payments from sales or leases of Inventory, shall be held by Debtor in trust for Secured Party in the same medium in which received, shall not be commingled with assets of Debtor, and shall be delivered immediately to Secured Party. So long as Secured Party elects to keep the Payment Account in existence, Debtor shall deposit Proceeds of Collateral into the Payment Account and shall, on the day of each such deposit, forward to Secured Party a copy of the deposit receipt of the depository bank indicating that such deposit has been made.

      7.2 APPLICATION OF PROCEEDS. Upon receipt of Proceeds of Collateral, Secured Party, in its sole discretion, may apply such Proceeds directly to the Indebtedness in the manner provided in Section 8.5. Checks drawn on the Payment Account and all or any part of the balance of the Payment Account may be applied from time to time to the Indebtedness in the manner provided in Section 8.5.

      7.3 DEBTOR TO FORWARD SCHEDULES TO SECURED PARTY. Whenever Debtor delivers payments on Receivables and other payments from sales or leases of Inventory to Secured Party, whether directly or indirectly by deposit to the Payment Account, such payments shall be accompanied by a schedule in form satisfactory to Secured Party consisting of a copy of Debtor's cash receipt journal covering such payments, certified to be correct by an authorized officer of Debtor. Individual cash receipt journals shall be segregated by the months in which payments reflected thereon are received by Debtor.

8.    PAYMENT OF PRINCIPAL, INTEREST, FEES, AND COSTS AND EXPENSES.

      8.1 PROMISE TO PAY PRINCIPAL. Debtor promises to pay to Secured Party the principal of Advances as follows:

            (a) Borrowing Capacity Exceeded. Whenever the outstanding principal balance of Advances exceeds the Borrowing Capacity, Debtor shall immediately pay to Secured Party the excess of the outstanding principal balance of Advances over the Borrowing Capacity.

            (b) Payment in Full on Termination or Acceleration. Forthwith upon termination of this Agreement pursuant to Section 14.13 or acceleration of the time for payment of the Indebtedness pursuant to
      Section 12.2, Debtor shall pay to Secured Party the entire outstanding principal balance of Advances.

      8.2 PROMISE TO PAY INTEREST. Debtor promises to pay to Secured Party, on the first day of each month in arrears, on termination of this Agreement pursuant to Section 14.13, on acceleration of the time for payment of the Indebtedness pursuant to Section 12.2 and on the date the

      Indebtedness is paid in full, interest on the principal of Advances from time to time unpaid at the fluctuating per annum rate specified in Item 18 of the Schedule. Any change in the interest rate resulting from a change in the Prime Rate shall take effect simultaneously with such change in the Prime Rate. Interest shall be computed on the daily unpaid principal balance of Advances. Interest shall be calculated for each calendar day at 1/360th of the applicable per annum rate which will result in any effective per annum rate higher than that specified in
      Item 18 of the Schedule. From and after the occurrence of an Event of Default and for so long as such Event of Default shall continue, Debtor, as additional compensation to Secured Party for its increased credit risk, and not as penalty, shall pay interest at a per annum rate of 3% greater than the rate of interest specified in the Schedule. In no event shall the rate of interest exceed the maximum rate permitted by applicable law. If Debtor pays to Secured Party interest in excess of the amount permitted by applicable law, such excess shall be applied in reduction of the principal of Advances made pursuant to this Agreement, and any remaining excess interest, after application thereof to the principal of Advances, shall be refunded to Debtor.

      8.3 PROMISE TO PAY FEES. Debtor promises to pay to Secured Party any fees specified in Item 19 of the Schedule on the applicable due dates also specified in Item 19 of the Schedule.

      8.4   PROMISE TO PAY COSTS AND EXPENSES.

            (a) Debtor agrees to pay to Secured Party on demand, all costs and expenses as provided in this Agreement, and all costs and expenses incurred by Secured Party from time to time in connection with this Agreement, including without limitation those incurred in: (i) preparing, negotiating, amending, waiving or granting consent with respect to the terms of any and all of the Transaction Documents; (ii) enforcing the Transaction Documents; (iii) performing, pursuant to
      Section 14.2, Debtor's duties under the Transaction Documents upon Debtor's failure to perform them; (iv) filing financing statements, assignments, or other documents relating to the Collateral, (e.g., filing fees, recording taxes, and documentary stamp taxes); (v) maintaining the Payment Account; (vi) administering the Transaction Documents, but not ordinary general administrative expenses; (vii) compromising, pursuing, or defending any controversy, action, or proceeding resulting, directly or indirectly, from Secured Party's relationship with Debtor, regardless of whether Debtor is a party to such controversy, action, or proceeding occurs before or after the Indebtedness has been paid in full; (viii) realizing upon or protecting any Collateral; (ix) enforcing or collecting any Indebtedness or guaranty thereof; (x) employing collection agencies or other agents to collect any or all of the Receivables; (xi) examining Debtor's books and records or inspecting the Collateral where such examinations or inspections must be conducted, in Secured Party s sole discretion, more frequently than is customary, including, without limitation, the reasonable costs of examinations and inspections conducted by third parties, provided that nothing herein shall limit Secured Party's right to audit, examination, inspection, or other fees otherwise payable under

      Section 8.3 and (xii) obtaining independent appraisals from time to time as deemed necessary or appropriate by Secured Party.

            (b) Without limiting Section 8.4(a), Debtor also agreed to pay Secured Party, on demand, the actual fees and disbursements incurred by Secured Party for attorneys retained by Secured Party for advice, suit, appeal, or insolvency or other proceedings under the Federal Bankruptcy Code or otherwise, or in connection with any purpose specified in
      Section 8.4(a).

            (c) If after the date hereof, Secured Party determines that (i) the adoption of any applicable law, rule, or regulation regarding capital requirements for banks or bank holding companies or the subsidiaries thereof, (ii) any change in the interpretation or administration of any such law, rule, or regulation by any governmental authority, central bank, or comparable agency charged with the interpretation or administration thereof, or (iii) compliance by Secured Party or its holding company with request or directive of any such governmental authority, central bank, or comparable agency regarding capital adequacy (whether or not having the force of law), has the effect of reducing the return on Secured Party's capital to a level below that which Secured Party could have achieved (taking into consideration Secured Party's and its holding company's policies with respect to capital adequacy immediately before such adoption, change, or compliance and assuming that Secured Party's capital was fully utilized prior to such adoption, change, or compliance as a consequence of Secured Party's commitment to make Advances pursuant hereto by any amount deemed by Secured Party to be material:

            (x) Secured Party shall promptly, after Secured Party s determination of such occurrence, give notice thereof to Debtor; and

            (y) Debtor shall pay Secured Party as an additional fee from time to time, on demand, such amount as Secured Party certifies to be the amount that will compensate Secured Party for such reduction. A certificate of Secured Party claiming entitlement to compensation as set forth above will be conclusive in the absence of manifest error. Such certificate will set forth the nature of the occurrence giving rise to such compensation, the additional amount or amounts to be paid to Secured Party, and the method by which such amounts were determined. In determining such amount, Secured Party may use any reasonable averaging and attribution method.

      8.5 METHOD OF PAYMENT OF PRINCIPAL, INTEREST, FEES, AND COSTS AND EXPENSES. Without limiting Debtor's obligation pursuant to Sections 8.1, 8.2, 8.3, and 8.4 to pay the principal of Advances, interest, fees, and costs and expenses, the following provisions shall apply to the payment thereof:

             (a) Payment of Principal. Debtor authorizes Secured Party to apply any Proceeds of Collateral, including, without limitation, payments on Receivables, other payments from sales or lease of Inventory, and any funds in the Payment Account, to the unpaid principal of Advances.

            (b) Payment of Interest, Fees and Costs and Expenses. If any accrued interest, fees, or costs and expenses have not been paid when due, Debtor authorizes Secured Party in its sole discretion to (provided, however, Secured Party shall have no obligation to): (i) make an Advance to pay for such items; or (ii) apply Proceeds of Collateral, including, without limitation, payments on Receivable other payments from sales or leases of Inventory, and any funds in the Payment Account, to the payment of such items

            (c) Notwithstanding any other provisions of this Agreement, Secured Party, in its sole discretion, shall determine the manna and amount of application of payments and credits, if any, to be made on all or any part of any component or components of the Indebtedness, whether principal, interest, fees, costs and expenses, or otherwise.

      8.6 COMPUTATION OF DAILY OUTSTANDING BALANCE. For the purpose of calculating the aggregate principal balance of outstanding Advances under Section 2. 1(a) and (b), Advances shall be deemed to be paid on the date that checks drawn on or other funds received from the Payment Account are applied by Secured Party to Advances, or within one Business Day after any other payments on Receivable or other payments from sales of leases of Inventory to be so applied have been processed for collection by Secured Party; provided, however, for the purpose of calculating interest payable by Debtor, funds from the Payment Account, payments on Receivables, other payments from sales or leases of Inventory and any other payments, shall be deemed to be applied to Advances the number of days specified in Item 20 of the Schedule after the application of such funds from the Payment Account or receipt of such payments by Secured Party, and the amount of interest payable will be adjusted by Secured Party from time to time accordingly. Notwithstanding any other provision of this Agreement, if any Item presented for collection by Secured Party is not honored, Secured Party may reverse any provisional credit which has been given for the Item and make appropriate adjustments to the amount of interest and principal due.

      8.7 ACCOUNT STATED. Debtor agrees that each monthly or other statement of account mailed or delivered by Secured Party to Debtor pertaining to the outstanding balance of Advances, the amount of interest due thereon, fees, and costs and expenses shall be final, conclusive, and binding on Debtor and shall constitute an "account stated" with respect to the matters contained therein unless, within twenty (20) calendar days from when such statement was mailed or, if not mailed, delivered to Debtor, Debtor shall deliver to Secured Party written notice of any objections which it may have as to such statement of account, and in such event, only the items to which objection is expressly made in such notice shall be considered to be disputed by Debtor.

9.    PROCEDURES AFTER SCHEDULING RECEIVABLES.

      9.1 RETURNED MERCHANDISE. Debtor shall notify Secured Party immediately of the return, rejection, repossession, stoppage in transit, loss, damage, or destruction of any Inventory. In addition to making appropriate adjustments to the Receivables Borrowing Base and the

      Inventory Borrowing Base to reflect the return of such Inventory, Secured Party may, in its sole discretion, request Debtor to pay Secured Party an amount equal to the consideration to have been paid for such Inventory by the Account Debtor, such payment to be applied directly to unpaid Advances.

      9.2   CREDITS AND EXTENSIONS.

            (a) Granting of Credits and Extensions. Debtor may grant such Credits and such Extensions as are ordinary in the usual course of Debtor's business without the prior consent of Secured Party; provided, however, that any such Extension shall not extend the time for payment beyond thirty (30) days after the original due date as shown on the Invoice evidencing the related Receivable, or as computed based on the information set forth on such Invoice.

            (b) Accounting for Credits and Extensions. Debtor shall make a full accounting of each grant of Credit or an Extension including a brief description of the reasons therefor and a copy of all credit memoranda Such accounting shall be in form satisfaction to Secured Party daily or at such other intervals as may be specified in Item 17 of the Schedule. All credit memoranda issued by Debtor shall be numbered consecutively and copies of the same, when delivered to Secured Party, shall be in numerical order and accounted for in the same manna as provided in Section 6.2 with respect to Invoices.

            (c) Adjustment to Receivables Borrowing Base. The Receivable Borrowing Base will be reduced by the amount of all credits reflected in an accounting required by Section 9.2(b) and may, in the sole discretion of Secured Party, be reduced by the full amount of any Receivable for which Extensions were granted. Debtor shall pay to Secured Party with each such accounting an amount equal to the aggregate of such reductions of the Receivables Borrowing Base resulting therefrom, such payment to be applied directly to Advances unless Secured Party, in its sole discretion, waives its right to such payment where, after such reductions of the Receivable Borrowing Base, the total outstanding Advances to Debtor under this Agreement do not exceed the Borrowing Capacity as then computed.

      9.3 RETURNED INSTRUMENTS. In the event that any check or other instrument received in payment of a Receivable shall be resumed uncollected for any reason, Secured Party may, in its sole discretion, again forward the same for collection or return the same to Debtor. Upon receipt of a resumed check or instrument by Debtor, Debtor shall immediately make the necessary entries on its books and records to reinstate the Receivable as outstanding and unpaid and immediately notify Secured Party of such entries, Pursuant to Section 1.1(o)(iii), the Receivable with respect to which such check or instrument was received shall thereupon become an Ineligible Receivable.

      9.4   DEBIT MEMORANDA.

            (a) Debtor shall deliver to Secured Party copies of all debit memoranda by Debtor.

            (b) Unless Secured Party otherwise notifies Debtor in writing, Debtor shall deliver at least weekly to Secured Party together with the schedule of Receivables provided for in Section 6.1, copies of all debit memoranda issued by Debtor since the last such debit memoranda delivered to Secured Party.

            (c) All debit memoranda issued by Debtor shall be numbered consecutively and copies of the same, when delivered to Secured Party, shall be in numerical order and accounted for in the same manner as provided in Section 6.2 with respect to Invoices, or the current form used by the Debtor.

      9.5 NOTES RECEIVABLE. Debtor shall not accept any note or other instrument (except a check or other instrument for the immediate payment of money) with respect to any Receivable without the prior written consent of Secured Party. If Secured Party in its sole discretion consents to the acceptance of any such not or instrument, the same shall be considered as evidence of the Receivable giving rise to such note or instrument, shall be subject to the Security Interest, and shall not constitute payment of such Receivable, and Debtor shall forthwith indorse such note or instrument to the order of Secured Party and deliver the same to Secured Party. Upon collection, the proceeds of such note or instrument may be applied directly to unpaid Advances, interest, and costs and expenses as provided in Section 8.5.

10. AFFIRMATIVE COVENANTS. So long as any part of the Indebtedness remains unpaid or this Agreement remains in effect, Debtor shall comply with the covenants contained in Item 21 of the Schedule or elsewhere in this Agreement, and with the covenants listed below:

      10.1  FINANCIAL STATEMENTS.  Debtor shall furnish to Secured Party:

            (a) Unless otherwise specified in Item 22 of the Schedule, within ninety (90) days after the end of each fiscal year, consolidated and consolidating financial statements of Debtor and each Consolidated Subsidiary as of the end of such year, fairly presenting Debtor's and each Consolidated Subsidiary's financial position, which statements shall consist of a balance sheet, an income statement, a statement of cash flow, and a statement of changes in financial position covering the period of Debtor's immediately preceding fiscal year, and which shall be in the form specified in Item 23 of the Schedule.

             (b) Unless otherwise specified in Item 24 of the Schedule, within twenty (20) days after the end of each month, consolidated and consolidating financial statements of Debtor and each Consolidated Subsidiary as of the end of the month fairly presenting Debtor's and such Consolidated Subsidiary's financial position, which statements shall consist of a balance sheet, an income statement, a statement of cash flow, and a statement of changes in financial position covering the period from the end of the immediately preceding fiscal year to the end of such month, all in such detail as Secured Party may request and certified to be correct by the president or chief financial officer of Debtor or other financial officer satisfactory to Secured Party.

            (c) Promptly after their preparation, copies of any and all proxy statements, financial statements, and reports which Debtor sends to its shareholders, and copies of any and all periodic and special reports and registration statements which Debtor files with the Securities and Exchange Commission.

            (d) Such additional information as Secured Party may from time to time reasonably request regarding the financial and business affairs of Debtor or any Consolidated Subsidiary.

      10.2 GOVERNMENT AND OTHER SPECIAL RECEIVABLES. Debtor shall promptly notify Secured Party in writing of the existence of any Receivable as to which the perfection enforceability, validity of Secured Party's Security Interest in such Receivable, or Secured Party's right or ability to obtain direct payment to Secured Party of the Proceeds of such Receivable, is governed by any federal or state statutory requirements other than those of the Uniform Commercial Code, including without limitation, any Receivable subject to the Federal Assignment of Claims Act of 1940, as amended.

      10.3 TERMS OF SALE. The terms on which sales or leases giving rise to Receivable are made shall be as specified in Items 3 and 25 of the Schedule.

      10.4 BOOK AND RECORDS. Debtor shall maintain, at its own cost and expense, accurate and complete books and records with respect to the Collateral, in form satisfactory to Secured Party, and including, but not limited to, records of all payments received and all Credits arid Extensions granted with respect to the Receivables, of the return, rejection, repossession, stoppage in transit, loss, damage, or destruction of any Inventory, and of all other dealings affecting the Collateral. Debtor shall deliver such books and records to Secured Party or its representative on request. At Secured Party's request, Debtor shall mark all or any records to indicate the Security Interest. Debtor shall further indicate the Security Interest on all financial statements issued by it or shall cause the Security Interest to be so indicated by its accountants. The Payment Account, if any, is not an asset of Debtor and shall not be shown as an asset of Debtor in such books and records or in such financial statements.

      10.5 INVENTORY IN POSSESSION OF THIRD PARTIES. If any Inventory remains in the hands or control of any of Debtor's agents, finishers, contractors, or processors, or any other third party, Debtor, if requested by Secured Party, shall notify such party of Secured Party's Security Interest in the Inventory and shall instruct party to hold such Inventory for the account of Secured Party and subject to the instructions of Secured Party.

      10.6 EXAMINATIONS. Debtor shall at all reasonable times and from time to time permit Secured Party or its agents to inspect the Collateral and to examine and make extracts from or copies of any of Debtor's books, ledges, reports, correspondence, and other records.

      10.7 VERIFICATION OF COLLATERAL. Secured Party shall have the right to verify all or any Collateral in any manner and through any medium Secured Party may consider appropriate and Debtor agreed to furnish all assistance and information and perform any acts which Secured Party may require in connection therewith.

      10.8 RESPONSIBLE PARTIES. Debtor shall notify Secured Party of the occurrence of any event specified in Section 1.1(o)(v) with respect to any Responsible Party promptly after receiving notice thereof.

      10.9 TAXES. Debtor shall promptly pay and discharge all of its taxes, assessments , and other governmental charges prior to the date on which penalties are attached thereto, established adequate reserves for the payment of such taxes, assessments, and other governmental charge, make all required withholdings and other tax deposits, and, upon request, provide Secured Party with receipts or other proof that such taxes, assessments, and other governmental charges have been paid in a timely fashion; provided, however that nothing contained herein shall require the payment of any tax assessment, or other governmental charge so long as its validity is being contested in good faith and appropriate proceedings diligently conducted and adequate reserves for the payment thereof have been established.

      10.10  LITIGATION

            (a) Debtor shall promptly notify Secured Party in writing of any litigation. proceeding, or counterclaim against, or of any investigation of, Debtor or any Consolidated Subsidiary if: (i) the outcome of such litigation, proceeding, counterclaim, or investigation may materially and adversely affect the finances or operations of Debtor or any Consolidated Subsidiary or title to, or the value of, any Collateral; or
      (ii) such litigation, proceeding, counterclaim, or investigation questions the validity of any Transaction Document or any action taken or to be taken pursuant to any Transaction Document.

            (b) Debtor shall furnish to Secured Party such information regarding any such litigation, proceeding, counterclaim, or investigation as Secured Party shall request.

      10.11  INSURANCE.

            (a) Debtor shall at all times carry and maintain in full force and effect such insurance as Secured Party may from time to time require, in coverage, form, and amount, and issued by insurers, satisfactory to Secured Party, including, without limitation; (i) all workers' compensation or similar insurance as may be required under the laws of any jurisdiction; (ii) public liability insurance against claims of personal injury, death, or property damage suffered upon, in, or about any premises occupied by Debtor or occurring as a result of the ownership, maintenance, or operation by it of any automobile, truck, or other vehicle or as a result of the use of products manufactured, constructed, or sold by it, or services rendered by it, (iii) business interruption insurance covering risk of loss as a result of the cessation for all or any part of the business conducted by Debtor; and
      (iv) insurance against such other risks as are usually insured against by business entities of established reputation engaged in the same or similar businesses as Debtor and similarly situated.

            (b) Debtor shall deliver to Secured Party the policies of insurance required by Secured Party, with appropriate endorsement designating Secured Party as an additional insured and loss payee as requested by Secured Party. Each policy of insurance shall provide that if such policy is canceled for any reason whatsoever, if any substantial change is made in the coverage which affects Secured Party, or if such policy is allowed to lapse for nonpayment of premium, such cancellation, change, or lapse shall not be effective as to Secured Party until thirty
      (30) days after receipt by Secured Party of written notice thereof from the insurer issuing such policy.

            (c) Debtor hereby appoints Secured Party as its attorney-in-fact, with full authority in the place and stead of Debtor and in the name of Debtor, Secured Party, or otherwise, from time to time in Secured Party's discretion, to take any actions and execute any instruments which Secured Party may deem necessary or desirable to obtain, adjust, make claims under, and otherwise deal with insurance required pursuant hereto and to receive, indorse, and collect any drafts or other instruments delivered in connection therewith.

      10.12  GOOD STANDING; BUSINESS.

            (a) Debtor shall take dl necessary steps to preserve its corporate existence and its right to conduct business in all states in which the nature of its business or ownership of its property requires such qualification.

            (b) Debtor shall engage only in the business conducted by it on the date of this Agreement.

      10.13 NET WORKING CAPITAL; CONSOLIDATED TANGIBLE NET WORTH. Debtor shall maintain net working capital and a consolidated tangible net worth as specified in Item 26 of the Schedule.

      10.14 PENSION REPORTS. Upon the occurrence of any Pension Event, Debtor shall furnish to Secured Party, as soon as possible and in any event within thirty (30) days after Debtor knows or has reason to know of such occurrence, the statement of the president or chief financial officer of Debtor setting forth the details of such Pension Event and the action which Debtor proposes to take with respect thereto.

      10.15 NOTICE OF NON-COMPLIANCE. Debtor shall notify Secured Party in writing of any failure by Debtor or any Third Party to comply with any provision of any Transaction Document immediately upon reaming of such non-compliance, or if any representation or warranty contained in any Transaction Document is no longer true.

      10.16  COMPLIANCE WITH ENVIRONMENTAL LAWS.

            (a) Debtor shall conduct its operation in compliance with the provisions of all federal, state and local laws, ordinance, rules, regulations, and orders applicable to any natural or environmental resource or media located on, above, within, or in the vicinity of, or affected by, any real property.

            (b) Debtor shall promptly notify Secured Party in writing of Debtor or any Consolidated Subsidiary receives any notice or request from any governmental agency, other agency, or person for information, or if Debtor or any Consolidated Subsidiary provides any notice or information to any such agency, entity, or person, concerning the presence or release of hazardous substances, waste, or other materials (as such terms are defined by any applicable federal, state, or local law) within, on, from, related to, or affecting any real property.

      10.17 DEFEND COLLATERAL. Debtor shall defend the Collateral against the claims and demands of all other parties (other than Secured Party) including, without limitation, defenses, setoffs, and counterclaims asserted by any Account Debtor against Debtor or Secured Party.

      10.18 USE OF PROCEEDS. Debtor shall use the proceeds of Advances solely for Debtor's working capital and for such other lead and proper and corporate purposes as are consistent with all applicable laws, Debtor's articles or certificate of incorporation and by-laws, resolutions of Debtor's Board of Directors, and the terms of this Agreement.

      10.19 COMPLIANCE WITH LAWS. Debtor shall comply with all applicable laws, rules, regulations, and other legal requirements with respect to is business and the use, maintenance, and operations of the real and personal property owned and leased by it in the conduct of is business.

      10.20 MAINTENANCE OF PROPERTY. Debtor shall maintain is property including, without limitation, the Collateral, in good condition and repair and shall prevent the Collateral or any part thereof from being or becoming an accession to other goods not constituting Collateral.

      10.21 LICENSES, PERMITS, ETC. Debtor shall maintain all of is franchises, grants, authorizations, licenses, permits, easements, consents, certificates, and orders, if any, in full force and effect until their respective expiration dates.

      10.22 TRADEMARKS AND PATENTS. Debtor shall maintain all of its trademarks, trademark rights, patents, patent rights, licenses, permits, tradenames, tradename rights, and approvals, if any, in full force and effect until their respective expiration dates.

      10.23 ERISA. Debtor shall comply with the provisions of ERISA and the Internal Revenue Code with respect to each Pension Plan.

      10.24 MAINTENANCE OF OWNERSHIP. Debtor shall at all times maintain ownership of the percentages of issued and outstanding capital stock of each Consolidated Subsidiary set forth in Item 36 of the Schedule and notify Secured Party in writing prior to the incorporation of any new Consolidated Subsidiary.

      10.25 ACTIVITIES OF CONSOLIDATED SUBSIDIARIES. Unless the provisions of this Section 10.25 are expressly waved by Secured Party in writing, Debtor shall cause each Consolidated Subsidiary to comply with Sections 10.1(b), 10.9, 10.11(a), 10.12, 10.16 and 10.19 through 10.23, inclusive, and any of the provisions contained in Item 21 of the Schedule, and shall cause each Consolidated Subsidiary to refrain from doing any of the acts prescribed by Sections 11.2, 11.3, 11.6 through 11.15, inclusive, or proscribed by any of the provisions contained in
      Item 21 of the Schedule.

11. NEGATIVE COVENANTS. So long as any part of the Indebtedness remains unpaid or this Agreement remains in effect, Debtor, without the written consent of Secured Party, shall not violate any covenant contained in Item 21 of the Schedule and shall not:

      11.1 LOCATION OF INVENTORY, EQUIPMENT AND BUSINESS RECORDS. Move the Inventory, Equipment or the records concerning the Collateral from the location where they are kept as specified in Items 10 and 12 of the Schedule.

      11.2 BORROWED MONEY. Create, incur, assume, or suffer to exist any liability for borrowed money, except to Secured Party and except as may be specified in Item 27 of the Schedule.

      11.3 SECURITY INTEREST AND OTHER ENCUMBRANCES. Create, incur, assume, or suffer to exist any mortgage, security interest, lien, or other encumbrance upon any of its properties or assets, whether now owned or hereafter acquired, except mortgages, security interests, liens, and encumbrance (a) in favor of Secured Party and (b) as may be specified in
      Item 11 of the Schedule.

      11.4 STORING THE COLLATERAL. Place the Collateral in any warehouse which may issue a negotiable Document with respect thereto.

      11.5 USE OF COLLATERAL Use the Collateral in violation of any provision of the Transaction Documents, of any applicable statute, regulation, or ordinance, or of any policy insuring the Collateral.

      11.6 MERGERS, CONSOLIDATIONS, OR SALES. (a) Merge or consolidate with or into any corporation; (b) enter into any joint venture or partnership with any person, firm, or corporation; (c) convey, lease, or sell all or any material portion of is property or assets or business to any other person, firm, or corporation except for the safe of Inventory in the ordinary course of business and in accordance with the terms of this Agreement; or (d) convey, lease, or sell any of its assets to any person, firm, or corporation for less than the fair market value thereof.

      11.7 CAPITAL STOCK. Purchase or retire any of its capital stock or issue any capital stock, except pro rata to its present stockholders, or otherwise change the capital structure of Debtor or change the relative rights, preferences or limitations relating to any of is capital stock.

      11.8 DIVIDENDS OR DISTRIBUTION. Pay or declare any cash or other dividend or distributions on any of its corporate stock, except that stock dividends may be paid, and except that a Consolidated Subsidiary may pay dividends of any kind to Debtor.

      11.9 INVESTMENTS AND ADVANCES. Make any investment in or advances to any other person, firm, or corporation, except (a) advance payments or deposits against purchase made in the ordinary course of Debtor's regular business; (b) direct obligations of the United States of America; (c) any existing investments in, or existing advances to, the Consolidated Subsidiaries; or (d) any investments or advances that may be specified in Item 28 of the Schedule.

      11.10 GUARANTIES. Become a guarantor, a surety, or otherwise liable for the debts or other obligations of any other person, firm, or corporation, whether by guaranty or suretyship agreement, agreement to purchase indebtedness, agreement for furnishing funds through the purchase of goods, supplies, or services (or by way of stock purchase, capital contribution, advance, or loan) for the purpose of paying or discharging indebtedness, or otherwise, except as an indorser or instruments for the payment of money deposited to its bank account for collection in the ordinary course of business and except as may be specified in Item 29 of the Schedule.

      11.11 LEASES. Enter, as lessee, into any lease of real or persona property (whether such lease is classified on Debtor's financial statements as a capital lease or operating lease) if the aggregate of the rentals of such lease and of Debtor's other than existing leases would exceed in any one of Debtor's fiscal years the amount specified in
      Item 30 of the Schedule.

      11.12 CAPITAL EXPENDITURES. Make or incur any capital expenditures in any one fiscal year in an aggregate amount in excess of the amount, if any, specified in Item 31 of the Schedule.

      11.13  COMPENSATION.

             (a) Pay or obligate itself to pay, directly or indirectly, any salaries, bonuses, dividends, or other compensation to its officers or directors, or members of their immediate families, in the aggregate exceeding the amount, if any, specified in Item 32 of the Schedule.

             (b) Pay or obligate itself to pay, directly or indirectly, any salaries, bonuses, dividends, or other compensation to individuals, if any, specified in Item 33 of the Schedule in excess of the amount therein specified for such individuals.

      11.14 NAME CHANGE. Change is name without giving at least thirty (30) days prior written notice of is proposed new name to Secured Party, together with delivery to Secured Party of UCC-1 Financing Statements reflecting Debtor's new name, all in form and substance satisfactory to Secured Party.

      11.15 DISPOSITION OF COLLATERAL. Sell, assign, or otherwise transfer, dispose of or encumber the Collateral or any interest therein, or grant a security interest therein or license thereof, except to Secured Party and except the sale or lease of Inventory in the ordinary course of business of Debtor and in accordance with the terms of this Agreement.

12.   EVENTS OF DEFAULT.

      12.1 EVENTS OF DEFAULT. The occurrence of any one or more of the following evens shall constitute an event of default (individually, an Event of Default and, collectively, Events of Default):

            (a) Nonpayment. Nonpayment when due of any principal, interest, premium, fee, cost, or expense due under the Transaction Documents.

            (b) Negative Covenants. Default in the observance of any of the covenants or agreements of Debtor contained in Article 11.

            (c) Other Covenants. Default in the observance of any of the covenants or agreements or Debtor contained in the Transaction Documents, other than in Article 11 or Sections 8.1, 8.2, 8.3 or 8.4 or any other agreement with Secured Party which is not remedied within the earlier of ten (10) days after (i) notice thereof by Secured Party to Debtor, or (ii) the date Debtor was required to give notice to Secured Party under Section 10.15.

            (d) Cessation of Business or Voluntary Insolvency Proceedings. The (i) cessation of operations of Debtor's business as conducted on the date of this Agreement; (ii) filing by Debtor of a petition or request for liquidation reorganization, arrangement, adjudication as a bankrupt, relief as a debtor, or other relief under the bankruptcy, insolvency, or other similar laws of the United States of America or any state or territory thereof or any foreign jurisdiction now or hereafter in effect; (iii) making by Debtor of a general assignment for the benefit of creditors; (iv) consent by the Debtor to the appointment of a receiver or trustee, including without limitation, a "custodian" as defined in the Federal Bankruptcy Code for Debtor or any of Debtor's assets; (v) making of any, or sending of any notice of any intended, bulk sale by Debtor, or of insolvency proceeding (under the Federal Bankruptcy Code or otherwise) or any formal or informal proceeding for the dissolution or liquidation of, or settlement of claims against or winding up of affairs of, Debtor.

            (e) Involuntary Insolvency Proceedings. (i) The appointment of a receiver, trustee, custodian, or officer performing similar functions, including, without limitation, a "custodian" as defined in the Federal Bankruptcy Code, for Debtor or any of Debtor's uses; or the filing against Debtor of a request or petition for liquidation, reorganization, arrangement, adjudication as a bankrupt, or other relief under the bankruptcy, insolvency, or similar laws of the United States of America, any state or territory thereof, or of any other foreign jurisdiction now or hereafter in effect; or of any other type of insolvency proceedings (under the Federal Bankruptcy Code or otherwise) or any formal or informal proceeding for the dissolution or liquidation of, settlement of claims against or winding up of affairs of Debtor and (ii) such appointment shall not be vacated or such petition or proceeding shall not be dismissed within sixty days after such appointment, filing or institution.

            (f) Other Indebtedness and Agreements. Failure by Debtor to pay when due (or, if permitted by the terms of any applicable documentation, within any applicable grace period) any indebtedness owing by Debtor to Secured Party or any other or entity (other than the Indebtedness incurred pursuant to this Agreement and including, without limitation indebtedness evidencing a deferred purchase price), whether such indebtedness shall become due by scheduled maturity, by required prepayment, by acceleration, by demand or otherwise, or failure by the Debtor to perform any term, covenant, or agreement on its part to be performed under any agreement or instrument (other than a Transaction Document) evidencing or securing or relating to any indebtedness owing by Debtor when required to be performed if the effect of such failure is to permit the holder to accelerate the maturity of such indebtedness.

            (g) Judgments. Any judgment or judgments against Debtor (other than any judgment for which Debtor is fully insured) shall remain unpaid, unstayed on appeal, undischarged, unbonded, or undismissed for a period of thirty (30) days.

            (h) Pension Default. Any Reportable Event which Secured Party shall determine in good faith constitutes grounds for the termination of any Pension Plan by the Pension Benefit Guaranty Corporation or for the appointment by an appropriate United States district court of a trustee to administer any Pension Plan shall occur and shall continue thirty
      (30) days after written notice thereof to Debtor by Secured Party; or the Pension Plan Guaranty Corporation shall institute proceedings to terminate any Pension Plan or to appoint a trustee to administer any Pension Plan; or a Trustee shall be appointed by an appropriate United

      State district court to administer any Pension Plan; or any Pension Plan shall be terminated; or Debtor or any Consolidated Subsidiary shall withdraw from a Pension Plan in a complete withdrawal; or there shall arise vested unfunded liabilities under any Pension Plan that, in good faith opinion of Secured Party, have or will or might have a material adverse effect on the finances or operations of Debtor, or Debtor of any Consolidated Subsidiary shall fail to pay to any Pension Plan any contribution which it is obligated to pay under the terms of such plan or any agreement or which is required to meet statutory minimum funding standards.

            (i) Collateral; Impairment. There shall occur with respect to the Collateral any (i) misappropriation, conversion, diversion, or fraud, (ii) levy, seizure, or attachment, or (iii) material loss, theft, or damage.

            (j) Insecurity; Change. Secured Party shall believe in good faith that the prospect of payment of all or any part of the Indebtedness or performances of Debtor's obligations under the Transaction Documents or any other agreement between Secured Party and Debtor is impaired; or there shall occur any materially adverse change in the business or financial condition of Debtor.

            (k) Third Party Default. There shall occur with respect to any Third Party or any Consolidated Subsidiary, including, without limitation, any guarantor or Consolidated Subsidiary (i) any event described in Section 12.1(d), 12.1(e), 12.1(f) or 12.1(g), (ii) any pension default event such as described in Section 12.1(h) with respect to any pension plan maintained by Third Party or such Consolidated Subsidiary, or (iii) any failure by Third Party or such Consolidated to perform in accordance with the terms of any agreement between such Third Party and Secured Party.

            (l) Representations. Any certificate, statement, representation, warranty, or financial statement furnished by or on behalf of Debtor or any Third Party pursuant to or in connection with this Agreement (including, without limitation, representations and warranties contained herein) or as an inducement to Secured Party to enter into this Agreement or any other lending agreement with Debtor shall prove to have been false in any material respect at the time as of which the facts therein set forth were certified or to have omitted any substantial contingent or unliquidated liability or claim against Debtor or any such Third Party, or if on the date of the execution of this Agreement there shall have been any materially adverse change in any of the facts disclosed by any such statement or certificate which shall not have been disclosed in writing to Secured Party at or prior to the time of execution.

            (m) Challenge to Validity. Debtor or any Third Party commences any action or proceeding to contest the validity or enforceability of any Transaction Document or any lien or security interest granted or obligations evidenced by any Transaction Document.

            (n) Death or Incapacity; Termination. Any Third Party dies or becomes incapacitated, or terminates or attempts to terminate, in accordance with its terms or otherwise, any guaranty or other Transaction Document executed by such Third Party.

            (o) Change of Ownership. If all or a controlling interest of the capital stock of Debtor shall be sold, assigned, or otherwise transferred or if a security interest or other encumbrance shall be granted or otherwise acquired therein or with respect thereto.

      12.2  EFFECTS OF ANY EVENT OF DEFAULT.

            (a) Upon the happening of one or more Evens of Default (except an Event of Default under either Section 12.1(d) or 12.1(e), Secured Party may declare any obligations it may have hereunder to be canceled and the principal of the Indebtedness then outstanding to be immediately due and payable, together with all interest thereon and cost and expenses accruing under the Transaction Documents. Upon such declaration, any obligations Secured Party may have hereunder shall be immediately canceled and the Indebtedness then outstanding shall become immediately due and payable without presentation, demand or further notice of any kind to Debtor.

            (b)  Upon the happening of one or more Evens of Default under
      Section 12.1(d) or 12.1(e), Secured Party's obligations hereunder shall be canceled immediately, automatically, and without notice, and the Indebtedness then outstanding shall become immediately due and payable without presentation, demand, or notice of any kind to the Debtor.

13.   SECURED PARTY'S RIGHTS AND REMEDIES.

      13.1 GENERALLY. Secured Party's rights and remedies with respect to the Collateral, in addition to those rights granted herein and in any other agreement between Debtor and Secured Party now or hereafter in effect, shall be those of a secured party under the Uniform Commercial Code as in effect in the State and under any other applicable law.

      13.2 NOTIFICATION OF ACCOUNT DEBTORS. Secured Party may, at any time and from time to time, notify any or all Account Debtors of the Security Interest and may direct such Account Debtors to make all payments on Receivables directly to Secured Party.

      13.3 POSSESSION OF COLLATERAL. Whenever Secured Party may take possession of the Collateral pursuant to Section 13.1, Secured Party may take possession of the Collateral on Debtor's premises or may remove the Collateral or any part thereof to such other places as the Secured Party may in its sole discretion determine. If requested by Secured Party, Debtor shall assemble the Collateral and deliver it to Secured Party at such place as my be designated by Secured Party.

      13.4 COLLECTION OF RECEIVABLES. Secured Party may demand, collect, and sue for all monies and Proceeds due or to become due on the Receivables (in either Debtor's or Secured Party's name at the latter's option) with the right to enforce, compromise, settle, or discharge any or dl Receivables. If Secured Party takes any action contemplated by this Section with respect to any Receivable, Debtor shall not exercise any right that Debtor would otherwise have had to take such action with respect to such Receivable.

      13.5 INDORSEMENT OF CHECKS; DEBTOR'S MAIL. Debtor hereby irrevocably appoints Secured Party the Debtor's agent with full power, in the same manner, to the same extent, and with the same effect as if Debtor were to do the same: to indorse Debtor's name on any Instruments or Documents pertaining to any Collateral; to receive and collect all mail addressed to Debtor, to direct the place of delivery of such mail to any location designated by Secured Party; to open such mail; to remove all contents therefrom; and to retain all contents thereof constituting or relating to the Collateral. This agency is unconditional and shall not terminate until all of the Indebtedness is paid in full and this Agreement has been terminated. Secured Party agrees to give Debtor notice in the event it exercises this agency, except with respect to the indorsement of Debtor's name on any instruments or documents pertaining to any Collateral.

      13.6 REGISTERED HOLDER OF COLLATERAL. If any Collateral consists of investment securities, Debtor authorizes Secured Party to transfer the same or any part thereof into its own name or that of its nominee so that Secured Party is nominee may appear of record as the sole owner thereof and if such securities are so transferred prior to an Event of Default, the Secured Party gives to Debtor a revocable proxy to vote and take all action with respect to such securities, such proxy to be effective so long as there has not occurred an Event of Default and Secured Party has not delivered to Debtor a written notice of revocation of such proxy. After receipt of such revocation, Debtor waives all rights to be advised of or to receive any notices, statements or communications received by Secured Party or its nominee as such record owner, and agrees that no proxy or proxies given by Secured Party to Debtor as aforesaid shall thereafter be effective.

      13.7  INCOME FROM AND INTEREST ON INSTRUMENTS.

            (a) Until the occurrence of an Event of Default, Debtor reserves the right to receive all income from or interest on the Collateral consisting of Instruments, and if Secured Party shall receive any such income or interest prior to such Event of Default, Secured Party shall pay the same promptly to Debtor.

             (b) Upon the occurrence of an Event of Default, Debtor will not demand or receive any income from or interest on such Collateral, and if Debtor receives any such income or interest without any demand by it, same shall be held by Debtor in trust for Secured Party in the same medium in which received, shall not be commingled with any assets of Debtor and shall be delivered to Secured Party in the form received, properly indorsed to permit collection, not later than the next business day following the day of its receipt. Secured Party may apply the net cash receipts from such income or interest to payment of any of the Indebtedness, provided that Secured Party shall account for and pay over to Debtor any such income or interest remaining after payment in full of the Indebtedness.

      13.8  INCREASES, PROFITS, PAYMENTS OR DISTRIBUTIONS.

            (a) Whether or not any Event of Default has occurred, Debtor authorizes Secured Party: (i) to receive any increases in or profits on the Collateral (including, without limitation, any stock issued as a result of any stock split or dividend, any capita distributions and the like), and to hold the same as part of the Collateral; and (ii) to receive any payment or distribution on the Collateral upon exchange or redemption by, or dissolution and liquidation of, the issuer, to surrender such Collateral or any part thereof in exchange therefor, and to hold the net cash receipts or other property from any such payment or distribution as part of the Collateral.

            (b) If Debtor receives any such increase, profits, payments or distributions, Debtor will receive and deliver same promptly to Secured Party on the same terms and conditions set forth in Section 13.7(b) respecting income or interest, to be held by Secured Party as part of the Collateral.

14.   MISCELLANEOUS.

      14.1 PERFECTING THE SECURITY INTEREST; PROTECTING THE COLLATERAL. Debtor will execute and deliver to Secured Party such financing statements, assignments, and other documents and will do such other things in connection with the Transaction Documents as Secured Party may request. Debtor hereby authorizes Secured Party to file such financing statements relating to the Collateral without Debtor's signature thereon as Secured Party may deem appropriate, and appoints Secured Party as Debtor's attorney-in-fact (without requiring Secured Party) to execute any such financing statement of statements in Debtor's name and to perform all other acts which Secured Party deems appropriate to perfect and continue the Security Interest and to protect, preserve, and realize upon the Collateral.

      14.2 PERFORMANCE OF DEBTOR'S DUTIES. Upon Debtor's failure to perform any of its duties under the Transaction Documents, including, without limitation, the duty to obtain insurance as specified in Section 10.11, Secured Party may, but shall not be obligated to, perform any or all such duties.

      14.3 NOTICE OF SALE. Without in any way requiring notice to be given in the following manner, Debtor agrees that any notice by Secured Party of sale, disposition, or other intended action hereunder or in connection herewith, whether required by the Uniform Commercial Code as in effect in the State or otherwise, shall constitute reasonable notice to Debtor if such notice is mailed by regular or certified mail, postage pre-paid, at least five (5) days prior to such action, to Debtor's address or addresses specified above or to any other address which

      Debtor has specified in writing to Secured Party as the address to which notices hereunder shall be given to Debtor.

      14.4 WAIVER BY SECURED PARTY. No course of ceding between Debtor and Secured Party and no delay or omission by Secured Party in exercising any right or remedy under the Transaction Documents or with respect to any Indebtedness shall operate as a waiver thereof or of any other right or remedy, and no single or partial exercise thereof shall preclude any other or further excise thereof or the exercise of any other right or remedy. All rights and remedies of Secured Party are cumulative.

      14.5 WAIVER BY DEBTOR. Secured Party shall have no obligation to take, and Debtor shall have the sole responsibility for taking, any and all steps to preserve rights against any and all Account Debtors and against any and all prior parties to any note, Chattel Paper, draft, trade acceptance, or other instrument for the payment of money covered by the Security Interest whether or not in Secured Party's possession. Secured Party shall not be responsible to Debtor for loss or damage resulting from Secured Party's failure to enforce any Receivables or to collect any moneys due or to become due thereunder or other Proceeds constituting Collateral thereunder. Debtor waives protest of any note, check, draft, trade acceptance, or other instrument for the payment of money constituting Collateral at any time held by Secured Party on which Debtor is in any way liable and waives notice of any other action taken by Secured Party.

      14.6 SETOFF. Without limiting any other right of Secured Party, whenever Secured Party has the right to declare any Indebtedness to be immediately due and payable (whether of not it has so declared) Secured Party at its sole election may setoff against the Indebtedness any and all monies then or thereafter owed to Debtor by Secured Party in any capacity, whether or not the Indebtedness or the obligation to pay such monies owed by Secured Party is then due, and Secured Party shall be deemed to have exercised such right to setoff immediately at the time of such election even though any charge therefor is made or entered on Secured Party s records subsequent thereto.

      14.7 ASSIGNMENT. The rights and benefits of Secured Party hereunder shall, if Secured Party so agrees, inure to any party acquiring any interest in the Indebtedness or any part thereof.

      14.8 SUCCESSORS AND ASSIGNS. Secured Party and Debtor as used herein shall include the successors or assigns of those parties, except that Debtor shall not have the right to assign its rights hereunder or any interest herein.

      14.9 MODIFICATION. No modification, rescission, waiver, release, or amendment of any provision of this Agreement shall be made, except as may be provided in Item 38 of the Schedule or by written agreement signed by Debtor and a duly authorized officer of Secured Party.

      14.10 COUNTERPARTS. This Agreement may be executed in any number of counterparts, and by Secured Party and Debtor or separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one in the same Agreement.

      14.11 GENERALLY ACCEPTED ACCOUNTING PRINCIPALS. Any financial calculation to be made, all financed statements and other financial information to be provided, and all books and records to be kept in connection with the provisions of this Agreement, shall be in accordance with generally accepted accounting principles consistently applied during each interval and from interval to interval; provided, however, that in the event changes in generally accepted accounting principles shall be mandated by the Financed Accounting Standards Board or similar accounting body of comparable standing, or should be recommended by Debtor's certified public accountants, to the extent such changes would affect any financed calculations to be made in making such calculations only from and after such date as Debtor and Secured Party shall have amended this Agreement to the extent necessary to reflect such changes in the financed and other covenants to which such calculations relate.

      14.12  INDEMNIFICATION.

             (a) If after receipt of any payment of all or any part of the Indebtedness, Secured Party is for any reason compelled to surrender such payment to any person or entity because such payment is determined to be void or voidable as a preference, an impermissible setoff, or a diversion of trust funds, or for any other reason, the Transaction Documents shall continue in full force and Debtor shall be liable, and shall indemnify and hold Secured Party harmless for, the amount of such payment surrendered. The provisions of this Section shall be and remain effective notwithstanding any contrary action which may have been taken by Secured Party in reliance upon such payment, and any such contrary action so taken shall be without prejudice to Secured Party's rights under the Transaction Documents and shall be deemed to have been conditioned upon such payment having become find and irrevocable. The provisions of this Section 14.12(a) shall survive the termination of this Agreement and the Transaction Documents.

             (b) Debtor shall indemnify and hold Secured Party harmless against any and all claims, expenses, demands, losses, costs, fines, or liabilities of whatever kind or nature (including, without limitation, any of the foregoing arising from personal injury or property damage) in any way related to any environmental condition on, above, within, in the vicinity of, related to, or affected by any red property which is subject to any mortgage securing all or any portion of the Indebtedness. The provisions of this Section 14.12(b) shall survive termination of this Agreement and the Transaction documents and shall apply to any and all such claims, expenses, demands, losses, costs, fines, and liabilities of whatever kind or nature, notwithstanding the payment of the Indebtedness secured by, or any discharge of, any such mortgage.

             (c) Debtor agrees to pay, indemnify, and hold Secured Party harmless, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (including, without limitation, counsel and special counsel fees and disbursements in connection with any litigation, investigation, hearing or other proceeding) with respect or in any way related to the existence, execution, delivery, enforcement, performance and administration of this Agreement and any other Transaction Document (all of the foregoing, collectively, the "Indemnified Liabilities"). The agreements in this
      Section 14.12(c) shall survive repayment of the Indebtedness.

      14.13  TERMINATION; PREPAYMENT PREMIUM.

             (a) Termination. This Agreement is and is intended to be a continuing Agreement and shall remain in full force and effect for an initial term equal to the term set forth in Item 35 of the Schedule and for any renewal term also specified in Item 35 of the Schedule provided, however, that either party may terminate this Agreement as of the end of the initial term or any subsequent renewal term by giving the other party notice to terminate in writing at least sixty (60) days prior to the end of any such period whereupon at the end of such period all Indebtedness shall be due and payable in full without presentation, demand, or further notice of any kind. Notwithstanding the foregoing or anything in this Agreement or elsewhere to the contrary, the Security Interest, Secured Party's rights and remedies under the Transaction Documents and Debtor's obligations and liabilities under the Transaction Documents, shall survive any termination of this Agreement and shall remain in full force and effect until all of the Indebtedness outstanding, or contracted or committed for (whether or not outstanding), before the receipt of such notice by Secured Party, and any extensions or renewals thereof (whether made before or after receipt of such notice), together with interest accruing thereon after such notice, shall be finally and irrevocably paid in full. No collateral shall be released or financing statement terminated until such find and irrevocable payment in full of the Indebtedness as described in the preceding sentence.

             (b) Prepayment Premium. If Debtor pays in full all or substantially all of the principal balance of Advances prior to the end of the initial term or any renewed term of this Agreement as set forth in Item 37 of the Schedule, other than temporarily from funds internally generated in the ordinary course of business, at the time of any such payment Debtor shall also pay to Secured Party the prepayment premium set forth in Item 37 of the Schedule. Any tender of payment in full of principal balance following an acceleration by Secured Party of the Indebtedness pursuant to Section 12.2 shall be for purposes of this
      Section 14.13(b), deemed to be considered a prepayment requiring Debtor to pay the prepayment premium set forth in Item 37 of the Schedule.

      14.14 FURTHER ASSURANCES. From time to time, Debtor shall take such action and execute and deliver to Secured Party such additional documents, instruments, certificates, and agreements as Secured Party may reasonably request to effectuate the purposes of the Transaction Documents.

      14.15 HEADINGS. Article and Section headings used in this Agreement are for convenience only and shall not affect the construction of this Agreement.

      14.16 CUMULATIVE SECURITY INTEREST, ETC. The execution and delivery of this Agreement shall in no manner impair or affect any other security (by endorsement or otherwise) for payment or performance of the Indebtedness and no security taken hereafter as security for payment or performance of the Indebtedness shall impact in any manner or affect this Agreement or the security interest granted hereby, all such present and future additional security to be considered as cumulative security.

      14.17 SECURED PARTY'S DUTIES. Without limiting any other provision of this Agreement: (a) the powers confirmed on Secured Party hereunder are solely to protect is interest and shall not impose any duty to exercise any such powers and (b) except as may be required by applicable law, Secured party shall not have any duty as to any Collateral or as to the taking of any necessary steps to preserve rights against any parties or any other rights pertaining to any Collateral.

      14.18 NOTICES GENERALLY. All notices and other communications hereunder shall be made by telegram, telex, electronic transmitter, overnight air courier, or certified or registered mail, return receipt requested, and shall be deemed to be received by the party to whom sent one Business
      Day after sending, if sent by telegram, telex, electronic transmitter, or overnight air courier, and three Business Days after mailing, if sent by certified or registered mail. All such notices and other communications to a party hereto shall be addressed to such party at the address set forth on the cover page hereof or to such other address as such party may designate for itself in a notice to the other party given in accordance with this Section 14.18.

      14.19 SEVERABILITY. The provisions of this Agreement are independent of and separable from each other, and no such provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other such provision may be invalid or unenforceable in whole or in part. If any provision of this Agreement is prohibited or unenforceable in any jurisdiction, such provision shall be ineffective in such jurisdiction only to the extent of such prohibition or unenforceability, and such prohibition or unenforceability shall not invalidate the balance of such provision to the extent it is not prohibited or unenforceable nor render prohibited or unenforceable such provision in any other jurisdiction.

      14.20 INCONSISTENT PROVISIONS. The terms of this Agreement and other Transaction Documents shall be cumulative except to the extent they are specifically inconsistent with each other, in which case the terms of this Agreement shall prevail.

      14.21 ENTIRE AGREEMENT. This Agreement and the other Transaction Documents constitute the entire agreement and understanding between the parties hereto with respect to the transactions contemplated hereby and supersede all prior negotiations, understandings, and agreements between such parties with respect to such transactions, including, without limitation, those expressed in any commitment letter delivered by Secured Party to Debtor.

      14.22 APPLICABLE LAW. THIS AGREEMENT AND THE TRANSACTIONS EVIDENCED HEREBY SHALL BE GOVERNED BY AND CONSTRUED UNDER THE INTERNAL LAWS OF THE STATE, WITHOUT REGARD TO PRINCIPALS OF CONFLICT OF LAW, AS THE SAME MAY FROM TIME TO TIME BE IN EFFECT, INCLUDING, WITHOUT LIMITATION, THE UNIFORM COMMERCIAL CODE AS IN EFFECT IN THE STATE.

      14.23 CONSENT TO JURISDICTION. DEBTOR AND SECURED PARTY AGREE THAT ANY ACTION OR PROCEEDING TO ENFORCE OR ARISING OUT OF THE TRANSACTION DOCUMENTS MAY BE COMMENCED IN ANY COURT OF THE STATE IN ANY COUNTY, OR IN THE DISTRICT COURT OF THE UNITED STATES IN ANY DISTRICT, IN WHICH SECURED PARTY HAS AN OFFICE AND AGREES THAT A SUMMONS AND COMPLAINT COMMENCING AN ACTION OR PROCEEDING IN ANY SUCH COURT SHALL BE PROPERLY SERVED AND SHALL CONFER PERSONAL JURISDICTION IF SERVED BY REGISTERED OR CERTIFIED MAIL TO DEBTOR, OR AS OTHERWISE PROVIDED BY THE LAWS OF THE STATE OR THE UNITED STATES.

      14.24 ARBITRATION. Disputes regarding the nonpayment of any amount due under this Agreement to Secured Party or any of its affiliate which arise from, result from or relate to a counterclaim, offset, recoupment, claim or defense of the Debtor which is founded upon, arises out of or is related to, any theory of lender liability or other similar theory, and all disputes and clams relating to any provision hereof or relating to or arising out of the parties relationship or creation or termination hereof (including, without limitation, any claim that any provision of this Agreement is illegal, unenforceable or voidable under any law, ordinance or ruling) shall be settled by arbitration at the office of the American Arbitration Association in Atlanta, Georgia, in accordance with the United States Arbitration Act (9 U.S.C. Section, ET SEQ.) and the RULES OF THE AMERICAN ARBITRATION ASSOCIATION. Suits to compel arbitration or to determine arbitrability shall be brought in the United States District Court for the Northern District of Georgia All awards of the arbitration shall be binding and non-appealable except as otherwise provided in the United State Arbitration Act. Judgment upon the award of the arbitrator may be entered in any court having jurisdiction thereof. PROVIDED, HOWEVER, that nothing contained in this Paragraph shall be interpreted or construed so as to make clams by the Secured Party to enforce its rights in the Collateral or for the payment of sums due to the Secured Party or the others by the Debtor (whether prior or subsequent to any Event of Default), subject to arbitration, even though counterclaims, offsets, recoupments, and other defenses and claims by Debtor are subject to arbitration.

Accepted by:
Emergent Financial Corp.             Borrower:  DELSOFT CONSULTING, INC.


By: ________________________         By: __________________________________
    (Title)                              Jerry Rosemeyer, President

                                   SCHEDULE


      This Schedule is a part of a Loan and Security Agreement, dated FEBRUARY 18, 1997, between DELSOFT CONSULTING, INC. and Emergent Financial Corp.

1.   Borrowing Capacity (SS 1.1(c))
     Borrowing Capacity at any time shall be the net amount determined by taking the lesser of the following amounts:

         (A)     $300,000.00

                 or

         (B)     the amount equal to the sum of:
                 (i)     85% of the Receivable Borrowing Base;
                 (ii)    n/a% of the Inventory Borrowing Base;

     and subtracting from the lessor of (A) or (B) above, the sum of (a) banker's acceptances, plus (b) letters of guaranty, plus (c) standby letters of credit.

2.   Inventory Borrowing Base Percentages (SS 1.1(r))

         The following percentages of dollar value (calculated at the lower of actual cost or market value) are applicable to the following categories of Eligible Inventory:

         (n/a)   finished goods, to the extent of 0%;
         (n/a)   raw materials, to the extent of 0%;
         (n/a)   work in process to the extent of 0%.

3.   Cash Discount (SS 11.1(g) & 10.3)
         Maximum Cash Discount of 2.00%, 10 days

4.   Receivable -- Age (SS 1.1(o)(i))

         90 days after    ( x ) Invoice date
                          (   ) due date (not to exceed ___ days after invoice
                                date) shown on the Invoice evidencing the applicable Receivable.

5.   Receivable Disqualification Percentage (SS 1.1(o)(vi))
     25% or more.

6.   Permissible Foreign Account Debtors (SS 1.1(o)(vii))
     None

7.   Inventory Accounting (SS 1.1(r))

         (n/a)   First-in, first-out (FIFO)
         (n/a)   Last-in, first-out (LIFO)
         (n/a)   Other as specified below
                 Actual cost of identified items.

8.   Payment Account (SS 1.1(t))

          There is (X)

                     a Payment Account

          is not ( )

          Name and address of depository bank:
          NATIONSBANK OF GEORGIA, N.A.

9.   State of Incorporation (SS 4.2(b), 5.1)

     Debtor:                    GEORGIA
     Consolidated Subsidiary    None

10. Location(s) of Inventory and Equipment (SS 5.4(c), 5.7, 5.8(a) & 11.1) Inventory Locations:
     Same as the address on the front page of the Loan and Security Agreement

     Equipment Locations (including names and addresses of owners or real property and mortgages):
     Same as the address on the front page of the Loan and Security Agreement

11.  Permitted Encumbrances (SS 5.5(a), 5.5.(c) & 11.3)
     None, other than current obligations.

12.  Business Records Location (SS 5.7(a), 5.7(c) & 11.1)
     Same as the address on the front page of the Loan and Security Agreement

13.  Trademarks and Patents (SS 5.17)

     Debtor:                    None
     Consolidated Subsidiary:   None

14.  Margin Stock:     (SS 5.22)
     None

15.  Labor Contracts (SS 5.24)

     Debtor:                    None
     Consolidated Subsidiary:   None

16.  Authorized Shares (SS 5.27)

           No. of authorized common shares:          20,000,000
           Par Value of common shares:               $1.00
           No. of issued and outstanding shares:     ___________

17.  Required Documents (SS 6.1, 6.4, 6.7, 9.2(b))

                                    Check if Required     Frequency Due

     Receivable Schedule (Aging)          (X)             Monthly, for the end
                                                          of the month, due by
                                                          the 10th of the
                                                          following month.

     Inventory Reports
     (a)   Value Reports                  (X)             Upon Request
     (b)   Periodic Summary Reports       (X)             Upon Request
     (c)   Dispute Report                 (X)             Upon Request

     Credits & Extension Reports          (X)             Same as Receivable
                                                          Aging

     Copies of billing documents          (X)             At each billing cycle
     relating to the Receivables

     List of names and addresses of       (X)             At closing and upon
     Account Debtors                                      request

     Reconciliation report, in form       (X)             Monthly, for the end
     satisfactory to Secured Party,                       of the month, due by
     showing all Receivables,                             the 10th of the
     collections, payments, Credits,                      following month
     & Extensions since the
     proceeding report

     Payable aging report, showing        (X)             Monthly, for the end
     the amounts due and owing on                         of the month, due by
     all of Debtor's payable                              the 10th of the
     according to Debtor's records                        following month
     as of the close of such periods
     as shall be specified by
     Secured Party.

     Payroll tax returns                  (X)             Quarterly

     Payroll tax calculations and         (X)             Monthly
     deposit information

     Invoice and Credit registers         (X)             Daily or with each
                                                          Advance Request

18.  Interest Rate (SS 8.2)

     Two and percent (2.00%) plus the greater of (i) the Prime Rate or (ii) Seven percent (7.00%)

19.  Fees and Due Dates (SS 8.3)


     Type                       Amount                  Due Date(s)
     ----                       ------                  -----------
     Monthly Service Fee        1.00% of the average    Due and payable on the
                                daily balance of the    first day of each month
                                outstanding loan        for the preceding month
                                balance, subject to
                                a $1,000.00 minimum
                                per month

     Facility Fee               1.00% ($3,000.00) of    At closing and at the
                                the total credit        anniversary date of the
                                facility                Loan and Security
                                                        Agreement, in the event
                                                        of renewal.

     Overline Fee               0.50% per daily         Due and payable on the
                                occurrence of the       first day of each month
                                excess of               for the preceding month
                                indebtedness over
                                the borrowing
                                capacity defined in
                                Schedule Item 1(A)

     Overcollateral Fee         0.50% per daily         Due and payable on the
                                occurrence of the       first day of each month
                                excess of               for the preceding month
                                indebtedness over
                                the borrowing
                                capacity defined in
                                Schedule Item 1(A)

     Audit Fee                  $400.00 per QUARTER     Due on the first day of
                                plus out of pocket      the month following the
                                expenses                audit work

20.  Uncollected Funds Adjustment (SS 8.6)

           (  )  ____ calendar days; or
           (xx)  Three (3) Business Days; or
           ( ) for each Item, the number of days estimated by Secured party as necessary for collection of funds from the particular institution on which such Item is drawn.

21.  Additional Covenants (SS 10 & 1)

22.  Annual Financial Statements -- Timing (SS 10.1(a))
     - Within 90 days following the end of the fiscal year

23.  Annual Financial Statements -- Form (SS 10.1(a))

           The following prepared by independent certified public accountants satisfactory to Secured Party
           ( )   a compilation
           ( )   a review
           (X)   audited

24.  Interim Financial Statements (SS 10.1(b))
     - Within 20 days after the end of the month

25.  Terms of Sale (SS 10.3)

     Due dates of no more than 30 calendar days from date of Invoice, except in regard to transactions specified below under "Datings."
     Datings:    None

26.  Net Working Capital; Consolidated Tangible Net Worth (SS 10.13)
     Minimum net working capital               $100,000.00
     Minimum consolidated tangible net worth:  $100,000.00

27.  Permitted Borrowing (SS 11.2)

     Debtor:                       None, other than Emergent Financial Corp.
     Consolidated Subsidiary:      None

28.  Permitted Investments and Advances (SS 11.9(d))

     Debtor:                       None
     Consolidated Subsidiary:      None

29.  Permitted Guaranties (SS 5.18, 11.10)

     Debtor:                       None, other than obligations relating to
                                   company automobiles
     Consolidated Subsidiary:      None

30.  Maximum Annual Lease Rentals (SS 11.11)

     Debtor:                       Current lease obligations at the time of
                                   this agreement plus any new lease
                                   obligations tied to permissible capital
                                   expenditures
     Consolidated Subsidiary:      None

31.  Permitted Capital Expenditures (SS 11.12)

     Debtor:                       $100,000.00 annually
     Consolidated Subsidiary:      None

32.  Maximum Aggregate Compensation (SS 11.13(a))

     Debtor:                       $ n/a
     Consolidated Subsidiary:      $ n/a

33.  Maximum Annual Compensation for Certain Individuals (SS 11.13(b))

                                   Name                     Amount
                                   ----                     ------
     Debtor:                       JERRY ROSEMEYER          $175,000.00
                                   BENJAMIN J. GIACCHINO    $175,000.00
                                   JEFFREY A. RINDE         $175,000.00

     Consolidated Subsidiary:

34.  State (SS 1.1(ff))
     Georgia

35.  Initial Term and Renewal Term (SS 14.13)

           Initial Term:    ONE (1) YEAR
           Renewal Term:    Annually

36.  Percentage of Stock Ownership of Consolidated Subsidiaries (SS 5.25, SS
     10.24)

     Consolidated Subsidiary       Debtor's Percentage of ownership
     -----------------------       --------------------------------
     None                          None

37.  Prepayment Premium (SS 14.13)
     1.00% OF THE TOTAL CREDIT FACILITY

38.  Other Provisions (SS 14.9)
     Borrower will pay all legal fees incurred by EFC relative to the close of this transaction

39.  Bank or Financial Institution (SS 1.1(w))
     NationsBank of Georgia, N.A.

The undersigned have executed this Schedule on the 18TH DAY OF FEBRUARY, 1997.



Lender:  Emergent Financial Corp.   Borrower:  DELSOFT CONSULTING, INC.


By:_____________________________               By:_____________________________
   Connie Warne, President                        JERRY ROSEMEYER, PRESIDENT


Attest:_________________________               Attest:_________________________
                                                      BENJAMIN J. GIACCHINO,
                                                      SECRETARY


      (Corporate Seal)                                  (Corporate Seal)

                          DEMAND PROMISSORY NOTE

$300,000.00                                                  ATLANTA, GEORGIA

                                                            February 18, 1997

      FOR VALUE RECEIVED, the undersigned (herein referred to as "Debtor") promises to pay on demand to the order of Emergent Financial Corp., a South Carolina corporation (herein referred to as "Secured Party".), at its office at 6100 Lake Forrest Drive, N.W., Suite 240 Atlanta Georgia 30328, or at such other place as the holder hereof may designate, the principal sum of THREE HUNDRED THOUSAND DOLLARS ($300,000.00) or so much thereof as shall have been advanced here against and shall be outstanding, together with interest, calculated on the basis of a 360-day year, on so much of the principal balance of this Note as may be outstanding and unpaid from time to time, at the rate per annum of TWO (2.00%) percent above the Prime Rate as defined in that certain Loan and Security Agreement executed by Debtor on the same date as this Debtor Promissory Note (the applicable rate per annum at any given time being hereinafter referred to as the "Interest Rate").

      The Interest Rate shall mean the floating and fluctuating rate per annum as calculated hereunder. The Interest Rate shall be TEN AND ONE-QUARTER PERCENT (10.25%), expressed in simple interest terms, until adjusted hereunder.

      Unless demand for payment is earlier made, accrued interest shall be payable monthly on the first say of the calendar month following the month in which it accrues with payments thereof commencing on the first day of MARCH 1997, and continuing to be due on the same day of each succeeding calendar month thereafter until principal and interest are paid in full.

      For purpose of calculating interest hereunder, the Prime Rate shall be adjusted daily. The Prime Rate as "pounced by the Bank ("Bank" as defined in that certain Loan and Security Agreement executed by Debtor on the same date as this Demand Promissory Note) on each business day shall be the Prime Rate for that day and all immediately succeeding non-business days of Bank. In the event the Prime Rate as announced by Bank is discontinued as a standard, the holder hereof shall a comparable reference rate as a substitute thereof any overdue payment of principal or interest on this Note shall bear interest at the interest rate until paid, but only to the extent that payment of such interest on overdue principal or interest enforceable under applicable law.

      The rate of interest charged to the undersigned hereunder shall in no event be higher than that allowed by law. All payments received will applied in the manner defined in that certain Loan and Security Agreement executed by Debtor on the same date as this Demand Promissory Note.

      The undersigned has entered into a Loan and Security Agreement and other related agreements of even date herewith (the "Transaction Documents), pursuant to which this Debtor Promissory Note has been made and delivered to Secured Party. Any act of default by the undersigned under any of the

Transaction Documents shall constitute a default under this Note. The undersigned and Secured Party contemplate that the original principal sum evidenced by this Note may be reduced from time to time and that additional loans may be made by Secured Party to the undersigned in the future. Such additional loan, as so designated, shall be evidenced by this Note and subject to its terms; provided, however, that the principal amount evidenced by this Note shall not exceed the principal amount shown above.

      If any proceedings be instituted by or against Debtor alleging that Debtor is insolvent, unable to pay his debts as they mature, or not generally paying his debts as such debts become due; or if any proceedings be instituted by or against Debtor under the Federal Bankruptcy Code or any successor statute; or if any proceeding be instituted seeking the appointment of a receiver or trustee for all of any portion of Debtor's property; or if any proceedings affecting the rights of creditors generally be instituted by or against Debtor, this Note, without demand or notice of any kind, immediately shall become due and payable. This paragraph is in addition to and in no way is a limitation upon the other rights of Secured Party under this Note, any other instrument, or any of the Transaction Documents between Secured Party and Debtor, or applicable law.

      In case this Note is collected by or through an attorney-at-law, all costs of collection, including reasonable attorney's fees, shall be paid by Debtor.

      Time is of essence.

      Demand, presentment, notice, notice of demand, notice of payment, protest and notice of dishonor are hereby waived by each and every maker, guarantor, surety and other person or entity primarily or secondarily liable on this Note.

      Secured Party shall not be deemed to waive any of its rights unless such waiver be in writing and signed by Secured Party. No delay or omission by Secured Party in exercising any of its rights shall operate as a waiver of such rights and a waiver in writing on one occasion shall not be construed as a consent to or a waiver of any right or remedy on my future occasion.

      This note shall be governed by an construed and enforced in accordance with the laws of the State of Georgia. Wherever possible, each provision of this Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Note shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision of this Note. The word "Secured Party" as used herein shall include transferees, successors and assigns of Secured Party, and all rights of Secured Party hereunder shall inure to the benefit of its transferees, successors and assigns. All obligations of Debtor shall bind his heirs, legal representatives, successors and assigns.

      Words importing the singular number hereunder shall include the plural number and vice versa, and any pronoun used herein shall be deemed to cover all genders. Without limiting the generality of the foregoing, should more than one person execute this Note as maker, the words "Debtor," "he," "his," and "its" as used herein shall include all such persons collectively and each person individually, and each maker shall be jointly end severally liable hereunder. "Person" as used herein means my individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated association or government or any agency or political subdivision thereof.

      IN WITNESS WHEREOF, the undersigned has caused this Demand Promissory Note to be duly executed and its seal affixed by its duly authorized officers, or has signed and sealed this Note as the case may be, and has delivered this Note to Secured Party, the day and year first written above.



                                 BORROWER:  Delsoft Consulting, Inc.


                                 By:_______________________________________
                                    Jerry Rosemeyer, President


                                 Attest:___________________________________
                                        Benjamin J. Giacchino, Secretary


                                 (CORPORATE SEAL)

           DISCLOSURE STATEMENT REGARDING INTEREST AND OTHER CHARGES


      THIS AGREEMENT, made as of the 18TH DAY OF FEBRUARY, 1997, by and between Delsoft Consulting, Inc., Inc. a Georgia Corporation (herein referred to as" Borrower") and Emergent Financial Corp. (herein referred to as "Lender").

      WHEREAS, contemporaneously herewith, Lender is making to Borrower a certain loan (hereinafter referred to as the "Loan") evidenced by that certain Demand Promissory Note (hereinafter referred to as the "Note") of even date herewith in the face principal amount of $300,000.00; and

      WHEREAS, in connection with the Loan, Lender and Borrower have agreed on a certain rate of interest which will be charged to Borrower for the use of loan proceeds, and on certain other charges to be paid by Borrower to compensate Lender for certain services to be rendered by Lender and for certain costs to be incurred by Lender; and

      WHEREAS, Lender and Borrower desire to evidence in writing their agreement with respect to interest and other charges in connection with the Loan;

      NOW, THEREFORE, for and in consideration of the sum of TEN DOLLARS ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and pursuant to O.C.G.A. Section 7-4-2(a) (1), Lender and Borrower do hereby covenant and agree as follows:

      1. Rate of Interest. The rate of interest under the Note, expressed in simple interest terms, annual percentage rate, shall be TWO PERCENT (2.00%) above the prime rate of interest as announced by NationsBank of Georgia N.A. as its prime rate, the initial interest rate as of the date hereof being Eight and one-quarters percent (8.25%). Interest shall be computed at the applicable rate on the daily outstanding principal balance of the indebtedness evidenced by the Note for the actual number of days outstanding on the basis of a 360-day year.

      2. Interest and Charges. Lender and Borrower hereby agree that the only charge imposed by Lender upon Borrower for the use of money in connection with the Loan is and skill be in interest expressed in the Note, at the rate set forth in the Note, which rate of interest is expressed in simple interest terms as of the date of the evidence of indebtedness in Paragraph 1 hereinabove. Any service charge imposed by Lender upon Borrower in connection with the Loan, as described in the Loan and Security Agreement Schedule attached to the Loan and Security Agreement and any other service charges and reimbursements to Lender from Borrower, including, without limitation, statutory attorneys' fees and reimbursements for costs and expenses paid by Lender to the third parties or for damage incurred by Lender are and shall be deemed to be charges made to compensate Lender for underwriting and administrative services and costs, and other services, costs or losses performed or incurred and to be performed or incurred, by Lender in connection with the Loan, and shall under no circumstances be deemed to be charges for the use of money. In the event the service charge described in the Loan and Security Agreement Schedule should be deemed interest, then for the purpose of disclosure, the initial rate of interest under the Loan and Security Agreement as of the date hereof is, expressed in simple interest terms, Twenty three and one-quarter percent (23.25%) per annum. All such charges skill be fully earned and non-refundable when due.

      3. Successors and Assigns. This Agreement shall be construed under the laws of the State of Georgia and shall be binding upon and inure to the benefit of the respective heirs, representatives, successors and assigns of the parties hereto.

      IN WITNESS WHEREOF, the duly authorized representatives of Lender and Borrower have hereunto set their hands under seal the day and year first above written.

      Sworn to, signed and delivered this the 18TH DAY OF FEBRUARY, 1997, in the presence of:


                                       LENDER:  EMERGENT FINANCIAL CORP.



_________________________________      By:___________________________________
Witness

                                                   (Corporate Seal)


                                       BORROWER:  DELSOFT CONSULTING, INC.


_________________________________      By:____________________________________
Witness                                   JERRY ROSEMEYER, PRESIDENT



_________________________________      Attest:________________________________
Witness                                       BENJAMIN J. GIACCHINO, SECRETARY


                                                   (Corporate Seal)